QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.8

$200,000,000

CREDIT AGREEMENT

dated as of

August 5, 2002

among

BLYTH, INC.

THE BANKS LISTED HEREIN

JPMORGAN CHASE BANK,
as Administrative Agent

BANK OF AMERICA, N.A. and LASALLE BANK,
NATIONAL ASSOCIATION,
as Co-Syndication Agents

and

FLEET NATIONAL BANK and WACHOVIA BANK,
NATIONAL ASSOCIATION,
as Co-Documentation Agents

J.P. MORGAN SECURITIES INC.,
as Sole Lead Arranger and Sole Bookrunner

i

Pricing Schedule

Schedule 2.16—Existing Letters of Credit

Schedule 5.08—Specified Affiliate Transactions

Schedule 5.09—Existing Liens

Schedule 5. 10—Existing Indebtedness

Schedule 5.11—Existing Investments

Exhibit A—Note

Exhibit B—Notice of Committed Borrowing

Exhibit C—Competitive Bid Quote Request

Exhibit D—Invitation for Competitive Bid Quotes

Exhibit E—Competitive Bid Quote

Exhibits F- I and F-2—Opinions of Counsel for the Borrower

Exhibit G—Opinion of Special Counsel for the Administrative Agent

Exhibit H—Assignment and Assumption Agreement

Exhibit I—Extension Agreement

Exhibit J—Compliance Certificate

CREDIT AGREEMENT

        AGREEMENT dated as of August 5, 2002 among BLYTH, INC., the BANKS listed on the signature pages hereof, JPMORGAN CHASE BANK, as Administrative Agent, BANK OF AMERICA, N.A. and LASALLE BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents, and FLEET NATIONAL BANK and WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents:

        The parties hereto agree as follows:

ARTICLE I
Definitions

        SECTION 1.01. Definitions.    The following terms, as used herein, have the following meanings:

        "Absolute Rate Auction" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Absolute Rates pursuant to Section 2.03 for Competitive Bid Loans in Dollars.

        "Acquisition" means an acquisition by the Borrower or any of its Consolidated Subsidiaries of a company, a division, a location or a line of business or of all or substantially all of the assets of any of the foregoing.

        "Additional Bank" has the meaning set forth in Section 2.18.

        "Adjusted Consolidated Net Worth" means at any date the sum of (i) Consolidated Net Worth, determined as of such date, plus (ii) an amount equal to the cumulative reduction in Consolidated Net Worth as a result of any Specified Non-Cash Charges occurring after January 31, 2002.

        "Adjusted LIBO Rate" means, with respect to any Euro-Currency Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

        "Administrative Agent" means JPMCB in its capacity as administrative agent for the Banks under the Loan Documents, and its successors in such capacity.

        "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

        "Affiliate" means, at any time, (a) with respect to any Person (including the Borrower), any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) with respect to the Borrower, any Person beneficially owning or holding, directly or indirectly, 20% or more of any class of voting or equity interests of the Borrower or any of its Subsidiaries or any corporation of which the Borrower and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 20% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Borrower.

        "Agent" means the Administrative Agent, each of the Co-Documentation Agents or each of the Co-Syndication Agents, as the context may require, and "Agents" means all of them.

        "Alternative Currencies" means the Euro, Sterling, Yen or Swiss Francs; provided that any other currency (except Dollars) shall also be an Alternative Currency if (1) the Borrower requests, by notice to the Banks through the Administrative Agent, that such currency be included as an additional Alternative Currency for purposes of this Agreement, (ii) such currency is freely transferable and is freely convertible into Dollars in the London foreign exchange market, (iii) deposits in such currency are customarily offered to banks in the London interbank market and (iv) no Bank shall have objected to the inclusion of such currency as an Alternative Currency by notice to the Borrower and the Administrative Agent given within five Euro-Currency Business Days of such Bank's receipt of the notice referred to in clause (i).

        "Alternative Currency Loan" means a Loan that is made in an Alternative Currency in accordance with the applicable Notice of Borrowing.

        "Appeal Bond Lien" has the meaning set forth in the definition of Permitted Liens.

        "Applicable Lending Officer" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Euro-Currency Loans, its Euro-Currency Lending Office, (iii) in the case of its Competitive Bid Loans, its Competitive Bid Lending office and (iv) in the case of its Swingline Loans, its Swingline Lending Office.

        "Assignee" has the meaning set forth in Section 9.06(c).

        "Bank" means each bank listed on the signature pages hereof, each Additional Bank or Assignee which becomes a Bank pursuant to Section 2.18 or 9.06(c), and their respective successors.

        "Base Rate" means, for any day, a rate per annum equal to the greater of the Prime Rate in effect on such day or the Federal Funds Rate in effect on such day plus 1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Rate.

        "Base Rate Loan" means a Syndicated Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Article 8.

        "Base Rate Margin" means the applicable rate per annum determined in accordance with the Pricing Schedule.

        "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

        "BofA" means Bank of America, N.A., and its successors.

        "Borrower" means Blyth, Inc., a Delaware corporation, and its successors.

        "Borrower's 2002 Form 10-K" means the Borrower's annual report on Form 10-K for the fiscal year ended January 3 1, 2002, as filed with the Securities and Exchange Commission pursuant to the Exchange Act.

        "Borrower's Latest Form 10-Q" means the Borrower's quarterly report on Form 10-Q for the quarter ended April 30, 2002, as filed with the Securities and Exchange Commission pursuant to the Exchange Act.

        "Borrowing" has the meaning set forth in Section 1.03.

        "Candle America" means Candle Corporation of America, a New York corporation.

        "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

        "Cash Equivalents" means (a) marketable securities issued or directly and unconditionally guaranteed by the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of issuance thereof; (b) obligations of a municipality, a state, a territory or a possession of the United States, or any political subdivision of any of the foregoing or of the District of Columbia as described in Section 103(a) of the Code if these investments are rated at least AA- by S&P or its equivalent by another nationally recognized credit rating agency or are secured, as to payments of principal and interest, by a letter of credit provided by a financial institution or by insurance provided by a bond insurance company whose debt is rated at least AA- by S&P or its equivalent by another nationally recognized credit rating agency; (c) commercial paper maturing no more than 270 days from the date of acquisition thereof and, at the time of acquisition, rated at least A-1 by S&P or at least P-1 by Moody's, (d) investments in short term asset management accounts offered by any bank described in clause (e) of this definition for the purpose of investing in loans to a corporation (other than an Affiliate of the Parent or any of its Subsidiaries) organized under the laws of the United States of America or any state thereof or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's; (e) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia having unimpaired capital, surplus and undivided profits of not less than $250,000,000 and (f) tax exempt and tax advantaged auction rate products issued by financial institutions and rated at least AA- by Standard & Poor's Ratings Services or its equivalent by another nationally recognized credit rating agency.

        "CCW" means Candle Corporation Worldwide, Inc., a Delaware corporation.

        "Closing Date" means the date on or after the Effective Date on which all of the conditions specified in Section 3.01 shall have been satisfied.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

        "Co-Documentation Agents" means, collectively, Fleet and Wachovia, each in its capacity as a Co-Documentation Agent under the Loan Documents.

        "Commitment" means (i) with respect to each Bank listed on the signature pages hereto, the amount set forth opposite its name on such signature pages, (ii) with respect to any Additional Bank, the amount of the Commitment assumed by it pursuant to Section 2.18 and (iii) with respect to any Assignee, the amount of the transferor Bank's Commitment assigned to it pursuant to Section 9.06(c), in each case as such amount may be changed from time to time pursuant to Section 2.09, 2.18 or 9.06(c); provided that, if the context so requires, the term "Commitment" means the obligation of a Bank to extend credit up to such amount to the Borrower hereunder.

        "Committed Loan" means a Syndicated Loan or a Swingline Loan.

        "Competitive Bid Absolute Rate" has the meaning set forth in Section 2.03(d)(ii)(D).

        "Competitive Bid Absolute Rate Loan" means a Loan to be made by a Bank pursuant to an Absolute Rate Auction.

        "Competitive Bid Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Competitive Bid Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may from time to time by notice to the Borrower and the Administrative Agent designate separate Competitive Bid Lending Offices for (i) its Competitive Bid LIBOR Loans, (ii) its Competitive Bid Absolute Rate Loans and (iii) its Competitive Bid Loans in different currencies, in which case all references herein to the Competitive Bid Lending Office of such Bank shall be deemed to refer to any or all of such offices, as the context may require.

        "Competitive Bid LIBOR Loan" means a Loan to be made by a Bank pursuant to a LIBOR Auction (including such a Loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

        "Competitive Bid Loan" means a Competitive Bid LIBOR Loan or a Competitive Bid Absolute Rate Loan.

        "Competitive Bid Margin" has the meaning set forth in Section 2.03 (d)(ii)(C).

        "Competitive Bid Quote" has the meaning set forth in Section 2.03(d).

        "Consolidated Assets" means at any date the consolidated assets of the Borrower and its Consolidated Subsidiaries determined as of such date.

        "Consolidated Debt" means at any date the Indebtedness of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

        "Consolidated EBITDA" means, for any period, the sum of (i) Consolidated Net Income for such period plus (ii) to the extent deducted in the determination thereof, interest expense, depreciation and amortization expense and provision for income taxes. Consolidated EBITDA for any four-quarter period will be adjusted on a historical pro forma basis to reflect any Acquisition closed during such period as if such Acquisition had been closed on the first day of such period.

        "Consolidated Net Income" for any period means the consolidated net income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period, excluding the effect of any Specified Non-Cash Charges occurring after January 31, 2002.

        "Consolidated Net Worth" means at any date the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries, determined as of such date.

        "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

        "Co-Syndication Agents" means, collectively, BofA and LSB, each in its capacity as a Co-Syndication Agent under the Loan Documents.

        "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

        "Dollar Amount" means, at any time:

  (i)
  with respect to any Dollar-Denominated Loan, the principal amount thereof then outstanding;

  (ii)
  with respect to any Letter of Credit Liabilities denominated in Dollars, the face amount thereof at such time; and

  (iii)
  with respect to any Alternative Currency Loan or any Letter of Credit Liabilities denominated in an Alternative Currency, the principal or face amount thereof then outstanding in the relevant Alternative Currency, converted to Dollars in accordance with Section 2.19.

        "Dollar-Denominated Loan" means a Loan that is made in Dollars in accordance with the applicable Notice of Borrowing.

        "Dollars" and the sign "$" mean lawful money of the United States.

        "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

        "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

        "Effective Date" means the date this Agreement becomes effective in accordance with Section 9.09.

        "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

        "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with an Obligor under section 414 of the Code.

        "Euro" means the single currency of the Participating Member States.

        "Euro-Currency Business Day" means a Euro-Dollar Business Day, unless such term is used in connection with an Alternative Currency Borrowing or Alternative Currency Loan for which funds are to be paid or made available in such Alternative Currency on such day, in which case such day shall not be a Euro-Currency Business Day unless commercial banks are open for international business (including dealings in deposits in such Alternative Currency) in both London and the place where such funds are to be paid or made available.

        "Euro-Currency Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Currency Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Currency Lending Office by notice to the Administrative Agent; provided that any Bank may from time to time by notice to the Borrower and the Administrative Agent designate separate Euro-Currency Lending Offices for its Loans in different currencies, in which case all references herein to the Euro-Currency Lending Office of such Bank shall be deemed to refer to any or all of such offices, as the context may require.

        "Euro-Currency Loan" means a Syndicated Loan which is either a Euro-Dollar Loan or an Alternative Currency Loan.

        "Euro-Currency Margin" means the applicable rate per annum determined in accordance with the Pricing Schedule.

        "Euro-Currency Rate" means a rate of interest determined pursuant to Section 2.07(b) on the basis of an Adjusted LIBO Rate.

        "Euro-Dolloar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

        "Euro-Dollar Loan" means a Syndicated Loan denominated in Dollars which bears interest at a Euro-Currency Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

        "Event of Default" has the meaning set forth in Section 6.01.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        "Existing Credit Facility" means the revolving credit agreement dated as of October 17, 1997, in the original amount of $140,000,000, among the Borrower, the banks parties thereto, and the agents parties thereto, as amended to the Effective Date.

        "Federal Funds Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal

Reserve System arranged by Federal funds brokers, as published on the next succeeding Domestic Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Domestic Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

        "Fiscal Quarter" means a consolidated fiscal quarter of the Borrower and its Subsidiaries ending on a Quarter Date,

        "Fiscal Year" means the consolidated fiscal year of the Borrower and its Subsidiaries ending on January 31 of each calendar year.

        "Fixed Rate Loans" means Euro-Currency Loans, Swingline Loans or Competitive Bid Loans (excluding Swingline Loans or Competitive Bid LIBOR Loans bearing interest at the Base Rate) or any combination of the foregoing.

        "Fleet" means Fleet National Bank, and its successors.

        "Foreign Subsidiary" means any Subsidiary organized outside the United States and conducting substantially all its business outside the United States.

        "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

        "Governmental Authority" means

(a)
the government of

(i)
the United States of America or any State or other political subdivision thereof, or

(ii)
any jurisdiction in which the Borrower or any of its Subsidiaries conducts all or any part of its business, or which asserts jurisdiction over any properties of the Borrower or any of its Subsidiaries, or
(b)
any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

        "Group of Loans" means at any time a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time or (ii) all Euro-Currency Loans denominated in the same currency and having the same Interest Period at such time, provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been if it had not been so converted or made.

        "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

  (a)
  to purchase such indebtedness or obligation or any property constituting security therefore;

  (b)
  to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

  (c)
  to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

  (d)
  otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

        "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

        "Indebtedness" with respect to any Person means, at any time, without duplication,

        (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

        (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding (i) accounts payable arising in the ordinary course of business and (ii) contingent purchase price obligations and other earnout obligations of the Borrower and/or its Subsidiaries to the extent such obligations are not required to be included as indebtedness on the face of the Borrower's consolidated balance sheet in accordance with GAAP, but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property),

        (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

        (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

        (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); provided that for purposes of the definition of "Consolidated Debt", contingent liabilities in respect of undrawn amounts under letters of credit shall be excluded;

        (f) Swaps of such Person, but excluding for purposes of Section 5.10, Swaps entered into the ordinary course of business for the purpose of managing interest expense or foreign currency exposure; and

        (g) any Guaranty of such Person with respect to liabilities of a type described in any clauses (a) through (f) hereof

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof not withstanding that any such obligation is deemed to be extinguished under GAAP.

        "Indemnitee" has the meaning set forth in Section 9.03(b).

        "Insured Judgment Amounts" shall mean that part, if any, of any and all judgments rendered against the Borrower and/or any of its Subsidiaries that are covered by insurance issued by a financially responsible insurer(s) who has not denied coverage.

        "Interest Period" means: (1) with respect to each Euro-Currency Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice, provided that:

  (a)
  any Interest Period (except an Interest Period determined pursuant to clause (c) below) which would otherwise end on a day which is not a Euro-Currency Business Day for the relevant currency shall be extended to the next succeeding Euro-Currency Business Day for such currency unless such Euro-Currency Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Currency Business Day for such currency;

  (b)
  any Interest Period which begins on the last Euro-Currency Business Day for the relevant currency in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Currency Business Day for the relevant currency in a calendar month; and

  (c)
  any Interest Period which would otherwise end after the Termination Date for the relevant currency shall end on such Termination Date;

        (2) with respect to each Swingline Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not more than 7 days) as the Borrower may elect in such notice; provided that:

  (a)
  any Interest Period (except an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

  (b)
  any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

        (3) with respect to each Competitive Bid LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

  (a)
  any Interest Period (except an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Currency Business Day for the relevant currency shall be extended to the next succeeding Euro-Currency Business Day for such currency unless such Euro-Currency Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Currency Business Day for such currency;

  (b)
  any Interest Period which begins on the last Euro-Currency Business Day for the relevant currency in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Currency Business Day for such currency in a calendar month; and

  (c)
  any Interest Period which would otherwise end after the Termination Date for the relevant currency shall end on such Termination Date; and

        (4) with respect to each Competitive Bid Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than 7 days) as the Borrower may elect in accordance with Section 2.03; provided that:

  (a)
  any Interest Period (except an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Currency Business Day for the relevant currency shall be extended to the next succeeding Euro-Currency Business Day for such currency; and

  (b)
  any Interest Period which would otherwise end after the Termination Date for the relevant currency shall end on such Termination Date.

        "Investment" means (a) any direct or indirect purchase or other acquisition by the Borrower or any of its Subsidiaries of, or of a beneficial interest in, any securities of any other Person (other than a Person that, prior to such purchase or acquisition, was a Subsidiary of the Borrower), (b) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of the Borrower from any Person other than the Borrower or any of its Subsidiaries, of any equity securities of such Subsidiary, or (c) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Borrower or any of its Subsidiaries to any other Person other than a Subsidiary of the Borrower, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investments. A guaranty by the Borrower or any Subsidiary of Indebtedness of the Borrower or any Subsidiary shall not be deemed an Investment hereunder.

        "ISP" has the meaning set forth in Section 2.16(h).

        "Issuing Bank" means BofA and any other Bank that may agree to issue letters of credit hereunder, in each case as issuer of a Letter of Credit hereunder.

        "JPMCB" means JPMorgan Chase Bank, and its successors.

        "Letter of Credit" means a letter of credit to be issued hereunder by the Issuing Bank in accordance with Section 2.16.

        "Letter of Credit Liabilities" means, for any Bank and at any time, such Bank's ratable participation in the sum of (x) the amounts then owing by the Borrower in respect of amounts drawn under Letters of Credit and (y) the aggregate amount then available for drawing under all Letters of Credit.

        "Leverage Ratio" means, at any date, the ratio of (i) Consolidated Debt at such date to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

        "LIBOR Auction" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins based on the Adjusted LIBO Rate pursuant to Section 2.03.

        "LIBO Rate" means, with respect to any Euro-Currency Loan for any Interest Period, the rate appearing on the Screen at approximately 11:00 a.m., London time, two Euro-Currency Business Days prior to the commencement of such Interest Period, as the rate for deposits in Dollars or the relevant Alternate Currency with a maturity comparable to such Interest Period. In the event that such rate is not available for such currency at such time for any reason, then the "LIBO Rate" with respect to such Euro-Currency Loan for such Interest Period shall be the rate at which deposits of the relevant currency with a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11.00 a.m., London time, two Euro-Currency Business Days prior to the commencement of such Interest Period.

        "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person.

        "Loan" means a Committed Loan or a Competitive Bid Loan and "Loans" means Committed Loans or Competitive Bid Loans or both.

        "Loan Documents" means this Agreement and the Notes.

        "LSB" means LaSalle Bank, National Association, and its successors.

        "Material" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Borrower and its Subsidiaries taken as a whole.

        "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Borrower and its Subsidiaries taken as a whole, or (b) the ability of the Borrower to perform its obligations under the Loan Documents or (c) the validity or enforceability of any Loan Document.

        "Material Subsidiary" means, at any time, any Subsidiary of the Borrower having consolidated assets at such time in an amount equal to or greater than 10% of Consolidated Net Worth at such time.

        "Moody's" means Moody's Investors Service, Inc., or any successor to such corporation's business of rating debt securities.

        "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

        "New Acquisition Subsidiary" shall mean any Subsidiary formed by the Borrower (or by another Subsidiary of the Borrower) after the date of this Agreement for the purpose of consummating an acquisition of assets or business(es) of another Person (such a Person, a "Related New Acquisition Entity").

        "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

        "Notice of Borrowing" means a Notice of Committed Borrowing or a Notice of Competitive Bid Borrowing.

        "Notice of Committed Borrowing" has the meaning set forth in Section 2.02.

        "Notice of Competitive Bid Borrowing" has the meaning set forth in Section 2.03(f).

        "Notice of Interest Rate Election" has the meaning set forth in Section 2.10(a).

        "Notice of Issuance" has the meaning set forth in Section 2.16(b).

        "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Person delivering such certificate whose responsibilities extend to the subject matter of such certificate.

        "Other Liens" has the meaning set forth in Section 5.09(g).

        "Parent" means, with respect to any Bank, any Person controlling such Bank.

        "Participant" has the meaning set forth in Section 9.06(b).

        "Participating Member States" means those members of the European Union from time to time which adopt a single, shared currency.

        "PartyLite" means PartyLite Gifts, Inc., a Delaware corporation.

        "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

        "Permitted Liens" means:

        (a) Liens for current taxes, assessments or governmental changes which are not delinquent or remain payable without penalty, or the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves or other appropriate provisions are maintained on the books of the Borrower or any of its Subsidiaries in accordance with GAAP, provided that any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to such property by reason of such Lien has not matured, or has been and continues to be effectively enjoined or stayed;

        (b) nonconsensual Liens, such as landlord liens and Liens of carriers, workmen, repairmen, warehousemen, mechanics and materialmen, imposed by operation of law, in each case incurred in the ordinary course of business and securing obligations that are not overdue or securing obligations that are overdue that are being contested in good faith by appropriate proceedings and (with respect to any such obligations that are overdue) for which adequate reserves or other appropriate provisions are maintained on the books of the Borrower or any of its Subsidiaries in accordance with GAAP, provided that any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to such property by reason of such Lien has not matured, or has been and continues to be effectively enjoined or stayed;

        (c) Liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other types of social security, or securing liability to insurance carriers under insurance and other types of social security, or securing liability to insurance carriers under insurance or selfinsurance arrangements, or obtaining utility service or to secure the performance of tenders, statutory obligations, surety and appeal bonds (provided that no Liens securing any appeal or similar bond in connection with any litigation or other legal proceeding (an "Appeal Bond Lien") shall constitute Permitted Liens to the extent the sum of (i) the aggregate amount secured thereby (exclusive of Insured Judgment Amounts) plus without duplication (ii) the amount (exclusive of Insured Judgment Amounts) secured by Liens permitted by paragraph (e) below exceeds $20,000,000 at any one time), bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) in each case (except in the case of Appeal Bond Liens) incurred in the ordinary course of business and securing obligations that are not overdue or securing obligations that are overdue that are being contested in good faith by appropriate proceedings and (with respect to any such obligations that are overdue) for which adequate reserves or other appropriate provisions are maintained on the books of the Borrower or any of its Subsidiaries in accordance with GAAP, provided that any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to such property by reason of such Lien has not matured, or has been and continues to be effectively enjoined or stayed;

        (d) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any Material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries-, and

        (e) Liens arising out of or in connection with any litigation or other legal proceeding, the time for the appeal or petition for rehearing of which shall not have expired or which is being contested in good faith by appropriate proceedings and for which adequate reserves or other appropriate provisions are maintained on the books of the Borrower or any of its subsidiaries in accordance with GAAP, provided that any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to such property by reason of such Lien has not matured, or has been and continues to be effectively enjoined or stayed; and provided further that no such Liens shall be Permitted Liens to the extent that the sum of (i) the aggregate amount secured thereby (exclusive of Insured Judgment Amounts) plus without duplication (ii) the amount (exclusive of Insured Judgment Amounts) secured by any Appeal Bond Liens exceeds $20,000,000 at any one time.

        "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof

        "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the proceeding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Borrower or any of its ERISA Affiliates or with respect to which the Borrower or any of its ERISA Affiliates may have any liability.

        "Preferred Stock' means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation,

        "Pricing Schedule" means the Pricing Schedule attached hereto.

        "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

        "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

        "Quarterly Date" means each January 3 1, April 30, July 31 and October 31, commencing with October 31, 2002.

        "Regulation D" means Regulation D of the Board, as in effect from time to time, and all official rulings and interpretations thereunder or thereof.

        "Regulation U" means Regulation U of the Board, as in effect from time to time, and all official rulings and interpretations thereunder or thereof

        "Regulation X" means Regulation X of the Board, as in effect from time to time, and all official rulings and interpretations thereunder or thereof.

        "Related New Acquisition Entity" has the meaning set forth in the definition of New Acquisition Subsidiary.

        "Required Banks" means at any time Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding more than 50% of the aggregate Dollar Amount of the Loans and the Letter of Credit Liabilities.

        "Responsible Officer" means any Senior Financial Officer and any other executive officer of the Borrower with responsibility for the administration of the relevant portion of this Agreement.

        "Revolving Credit Period" means the period from and including the Effective Date to but excluding the Termination Date.

        "Robert B. Goergen and Family" shall mean (i) Robert B. Goergen, (ii) any other member of the immediate family of Robert B. Goergen and their spouses, (iii) any descendants (including by adoption) of any Person described in clauses (i) and (ii), (iii) any trusts for the primary benefit of, or partnerships, limited liability companies or other entities primarily controlled by, any Persons described in clauses and/or (iv) charitable trusts and foundations whose direction is controlled by Person(s) described in clauses (i)-(iii).

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to its business of rating debt securities.

        "Screen" means (a) with respect to Dollar-Denominated Loans, Telerate Page 3750 and (b) with respect to Alternative Currency Loans, the Telerate Page selected by the Administrative Agent that displays rates for interbank deposits in the appropriate Alternative Currency or, in the case of either (a) or (b), any successor or substitute Telerate Page or any successor to or substitute source for such rates, providing rate quotations comparable to those currently provided on such Telerate Page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the London interbank market.

        "Senior Financial Officer" means as to any Person, the chief financial officer, principal accounting officer, treasurer or comptroller of such Person.

        "Specified Non-Cash Charges" means non-cash charges as a result of SFAS 141 or SFAS 142 issued by the Financial Accounting Standards Board.

        "Spot Rate" means, at any date, the Administrative Agent's spot buying rate for the relevant Alternative Currency against Dollars as of approximately 11:00 A.M. (London time) on such date.

        "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is a number one minus the aggregate maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D). Such reserve percentages shall include those imposed pursuant to such Regulation D. Euro-Currency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

        "Sterling" means the lawful currency of the United Kingdom.

        "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture of more than 50% interest in the profits or capital thereof is owned by such Person or one or more o fits Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).

        "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumptions that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

        "Swingline Bank" means JPMCB, and its successors.

        "Swingline Lending Office" means, as to the Swingline Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Swingline Lending Office) or such other office as such Bank may hereafter designate as its Swingline Lending Office by notice to the Borrower and the Administrative Agent.

        "Swingline Loan" means a loan made by the Swingline Bank pursuant to Section 2.01(b).

        "Swingline Takeout Loan" means a Base Rate Loan made pursuant to Section 2.17.

        "Swiss Francs" means the lawful currency of the Union of Switzerland.

        "Syndicated Loan" means a Loan made by a Bank pursuant to Section 2.01(a); provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Syndicated Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

        "Termination Date" means August 5, 2005, or such later date to which the Termination Date may be extended pursuant to Section 2.01(c), or if any such day is not a Euro-Currency Business Day for the relevant currency, the next preceding Euro-Currency Business Day for such currency. Unless the context otherwise requires, references to the Termination Date are to the Termination Date determined with reference to Loans denominated in Dollars.

        "UCP" has the meaning set forth in Section 2.16(h).

        "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

        "Unrefunded Swingline Loans" has the meaning set forth in Section 2.17(b).

        "Wachovia" means Wachovia Bank, National Association, and its successors.

        "Wholly-Owned Subsidiary" means, at any time, with respect to any Person, any Subsidiary of such Person one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of such Person and such Person's other Wholly Owned Subsidiaries at such time.

        "Yen" means the lawful currency of Japan.

        SECT10N 1.02.    Accounting Terms and Determinations.    Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend Article 5 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

        SECTION 1.03.    Types of Borrowings.    The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article 2 on the same date, all of which Loans are of the same type (subject to Article 8), are denominated in the same currency and, except in the case of Base Rate Loans, have the same initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Fixed Rate Borrowing" is a Euro-Dollar Borrowing, a Swingline Borrowing or a Competitive Bid Borrowing (excluding any such Borrowing consisting of Swingline Loans or Competitive Bid LEBOR Loans bearing interest at the Base Rate), and a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "Syndicated Borrowing" is a Borrowing under Section 2.01 (a) in which all Banks participate in proportion to their Commitments, while a "Competitive Bid Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).

ARTICLE 2

The Credits

        SECTION 2.01.    Commitments to Lend.    (a) Syndicated Loans. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts such that the aggregate Dollar Amount of Committed Loans by such Bank, together with the Dollar Amount of its Letter of Credit Liabilities and its participating interests in any Unrefunded Swingline Loans, shall at no time exceed the amount of its Commitment. The aggregate Dollar Amount of each Borrowing under this subsection (other than a Swingline Takeout Borrowing) shall be (i) in the case of a Base Rate Borrowing, a minimum of $1,000,000 or any larger multiple of $500,000 (except that any such Borrowing may be in the aggregate amount available to the Borrower in accordance with Section 3.02) or (ii) in the case of a Euro-Currency Borrowing, a minimum of $2,000,000 or, in the case of Dollar-Denominated Loans, any larger multiple of $500,000. Each Borrowing under this subsection shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.12, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section.

        (b) Swingline Loans. From time to time prior to the Termination Date, the Swingline Bank agrees, on the terms and conditions set forth in this Agreement, to make loans denominated in Dollars to the Borrower pursuant to this subsection from time to time in amounts such that (1) the aggregate Dollar Amount of its Committed Loans at any one time outstanding together with its Letter of Credit

Liabilities shall not exceed the amount of its Commitment, (ii) the aggregate Dollar Amount of Swingline Loans at any time outstanding shall not exceed $15,000,000 and (Ili) the number of Swingline Loans outstanding at any time shall not be greater than five. Within the foregoing limits, the Borrower may borrow under this subsection, repay or, to the extent permitted by Section 2.12, prepay Loans and reborrow at any time during the Revolving Credit Period under this subsection; provided that the proceeds of a Swingline Borrowing may not be used, in whole or in part, to refund any prior Swingline Borrowing. Each Borrowing under this subsection 2. 01 (b) shall be in an aggregate principal amount of $100,000 or any larger multiple thereof (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02).

        (c) Extension. The Termination Date may be extended, in the manner set forth in this subsection 2.01(c), on August 5, 2003 and on each anniversary of such date which falls not less than one year prior to the Termination Date as theretofore extended (an "Extension Date"), for a period of one year after the date on which the Termination Date would otherwise have occurred. If the Borrower wishes to request an extension of the Termination Date to be effective on any Extension Date, it shall give written notice to that effect to the Administrative Agent not less than 45 nor more than 90 days prior to such Extension Date, whereupon the Administrative Agent shall notify each of the Banks of such notice. Each Bank will respond to such request, whether affirmatively or negatively, within 30 days. If all Banks shall have responded affirmatively to such a request, then, subject to receipt by the Administrative Agent of counterparts of an Extension Agreement in substantially the form of Exhibit I duly completed and signed by all of the parties hereto, the Termination Date shall be extended, effective on such Extension Date, for a period of one year to the date stated in such Extension Agreement. If Banks holding less than all but more than 75% of the aggregate Commitments shall have responded affirmatively to such a request, then the Borrower shall have the right prior to the Extension Date to replace all, but not less than all, of the Banks that did not respond affirmatively with an Assignee or Assignees (which may be one or more of the other Banks) that will purchase the Loans and assume the Commitment and Letter of Credit Liabilities of the Banks that did not respond affirmatively and extend the Termination Date as requested, and, upon consummation of the assignments pursuant to Section 9.06 promptly followed by the receipt by the Administrative Agent of counterparts of an Extension Agreement substantially in the form of Exhibit I duly completed and signed by all of the parties hereto, the Termination Date shall be extended, effective on such Extension Date, for a period of one year to the date stated in such Extension Agreement.

        SECTION 2.02.    Method of Committed Borrowing.    The Borrower shall give the Administrative Agent telephonic notice with the information required described in clauses (a)—(e) below, followed promptly by a written notice substantially in the form of Exhibit B (a "Notice of Committed Borrowing") not later than 12:00 Noon (New York City time) on (x) the date of each Base Rate Borrowing or Swingline Borrowing, (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing and (z) the fourth Euro-Currency Business Day before each Euro-Currency Borrowing in an Alternative Currency, specifying:

          (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Swingline Borrowing or a Euro-Currency Business Day for the relevant currency in the case of a Euro-Currency Borrowing;

          (b) the currency and aggregate amount (in such currency) of such Borrowing;

          (c) whether the Loans comprising such Borrowing are to be Swingline Loans or Syndicated Loans;

          (d) in the case of a Syndicated Borrowing, whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or a Euro-Currency Rate; and

          (e) in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

        SECTION 2.03.    Competitive Bid Borrowings.    (a) The Competitive Bid Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks to make offers to make Competitive Bid Loans to the Borrower from time to time during the Revolving Credit Period. The Banks may, but shall have no obligation to, make such offers. and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

        (b) Competitive Bid Quote Request. When the Borrower wishes to request offers to make Competitive Bid Loans under this Section, it shall transmit to the Administrative Agent by telephone call followed promptly by facsimile transmission a Competitive Bid Quote Request substantially in the form of Exhibit C hereto so as to be received by the Administrative Agent not later than 12:00 Noon (New York City time) on (x) the fifth Euro-Cuffency Business Day before the date of Borrowing proposed therein, in the case of a LEIBR Auction in an Alternative Currency, (y) the fourth Euro-Currency Business Day before the date of Borrowing proposed therein, in the case of a LIBOR Auction in Dollars or (z) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction, or, in any such case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective. Each such Competitive Bid Quote Request shall specify:

          (i) the proposed date of Borrowing, which shall be (x) a Euro-Currency Business Day in the case of a LIBOR Auction or (y) a Domestic Business Day in the case of an Absolute Rate Auction,

          (ii) the proposed currency and the aggregate amount (in such currency) of such Borrowing, which shall be $2,000,000 in aggregate Dollar Amount (or any larger multiple of $1,000,000),

          (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

          (iv) whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Margin or a Competitive Bid Absolute Rate.

        The Borrower may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Quote Request. No more than two (2) Competitive Bid Quote Requests shall be given within five Euro-Currency Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Competitive Bid Quote Request for a Borrowing in the same currency.

        (c) Invitation for Competitive Bid Quotes. Promptly after receiving a Competitive Bid Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile an Invitation for Competitive Bid Quotes substantially in the form of Exhibit D hereto, which shall constitute an invitation by the Borrower to each Bank to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section.

        (d) Submission and Contents of Competitive Bid Quotes. (i) Each Bank may submit a competitive bid quote (a "Competitive Bid Quote") containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this subsection 2.03(d) and must be submitted to the Administrative Agent by telex or facsimile not later than (x) 10:30 A.M. (New York City time) on the fourth Euro-Currency Business

Day before the proposed date of Borrowing, in the case of a LIBOR Auction in an Alternative Currency, (y) 10:30 A.M. (New York City time) on the third Euro-Currency Business Day before the proposed date of Borrowing, in the case of a LIBOR Auction in Dollars, or (z) 10:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, or, in any such case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective; provided that Competitive Bid Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour before the deadline for the other Banks, in the case of a LEBOR Auction or (y) 15 minutes before the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 3 and 8, any Competitive Bid Quote so made shall not be revocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

          (ii) Each Competitive Bid Quote shall be substantially in the form of Exhibit E hereto and shall in any case specify:

            (A) the proposed date of Borrowing,

            (B) the principal amount (in the relevant currency) of the Competitive Bid Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be in the Dollar Amount of $2,000,000 (or any larger multiple of $1,000,000), (y) may not exceed the principal amount of Competitive Bid Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Competitive Bid Loans for which offers being made by such quoting Bank may be accepted,

            (C) in the case of a LIBOR Auction, the margin above or below the applicable Adjusted LEBO Rate (the "Competitive Bid Margin") offered for each such Competitive Bid Loan, expressed as a percentage (specified to the nearest 1/1,000th of 1%) to be added to or subtracted from such base rate,

            (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/1,000th of 1%) (the "Competitive Bid Absolute Rate") offered for each such Competitive Bid Loan, and

            (E) the identity of the quoting Bank.

A Competitive Bid Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Competitive Bid Quotes.

          (iii) Any Competitive Bid Quote shall be disregarded if it:

            (A) is not substantially in conformity with Exhibit E hereto or does not specify all of the information required by subsection 2.03(d)(ii) above;

            (B) contains qualifying, conditional or similar language;

            (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

            (D) arrives after the time set forth in subsection 2.03(d)(i).

        (e) Notice to Borrower. The Administrative Agent shall promptly notify the Borrower of the terms of (i) any Competitive Bid Quote submitted by a Bank that is in accordance with subsection 2.03(d) and (11) any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous

Competitive Bid Quote submitted by such Bank with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Competitive Bid Loans for which offers have been received for- each Interest Period specified in the related Competitive Bid Quote Request, (B) the respective principal amounts and Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Competitive Bid Loans for which offers in any single Competitive Bid Quote may be accepted.

        (f) Acceptance and Notice by Borrower. The Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers notified to it pursuant to subsection 2.03(e) not later than 12:00 Noon (New York City time) on (x) the fourth Euro-Currency Business Day before the proposed date of Borrowing, in the case of a LIBOR Auction in an Alternative Currency, (y) the third Euro-Dollar Business Day before the proposed date of Borrowing, in the case of a LIBOR Auction in Dollars or (z) the proposed date of Borrowing, in the case of an Absolute Rate Auction, or, in any such case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective. In the case of acceptance, such notice (a "Notice of Competitive Bid Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Competitive Bid Quote in whole or in part; provided that:

          (i) the aggregate principal amount of each Competitive Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

          (ii) the aggregate Dollar Amount of each Competitive Bid Borrowing must be in the amount of $2,000,000 (or any larger multiple of $1,000,000);

          (iii) acceptance of offers may only be made on the basis of ascending Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be-, and

          (iv) the Borrower may not accept any offer that is described in subsection 2.03(d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

        (g) Allocation by Administrative Agent. If offers are made by two or more Banks with the same Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $1,000,000 or the equivalent thereof in the relevant Alternative Currency, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.

        SECTION 2.04.    Notice to Banks; Funding of Loans.

        (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

        (b) On the date of each Borrowing, each Bank participating therein shall:

          (i) if such Borrowing is to be made in Dollars, make available its share of such Borrowing in Dollars not later than 2:00 P.M. (New York City time), in Federal or other funds immediately available, to the Administrative Agent at its principal office in New York City; or

          (ii) if such Borrowing is to be made in an Alternative Currency, make available its share of such Borrowing in such Alternative Currency (in such funds as may then be customary for the settlement of international transactions in such Alternative Currency) to the account of the Administrative Agent at such time and place as shall have been notified by the Administrative Agent to the Banks by at least two Euro-Currency Business Days' notice. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address.

        (c) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection 2.04(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate (if such Borrowing is in Dollars) or the applicable Adjusted LEBO Rate (if such Borrowing is in an Alternative Currency). If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

        SECTION 2.05.    Notes.    (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

        (b) Each Bank may, by notice to the Borrower and the Administrative Agent, request that its Loans of a particular type or currency be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type or currency. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

        (c) Upon receipt of each Bank's Note pursuant to Section 3.01(a), the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and currency of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

        SECTION 2.06.    Maturity of Loans.    (a) Each Syndicated Loan shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the Termination Date.

        (b) Each Swingline Loan included in any Swingline Borrowing and each Competitive Bid Loan included in any Competitive Bid Borrowing shall mature, and the principal amount thereof shall be due and payable on the last day of the Interest Period applicable to such Borrowing.

        SECTION 2.07.    Interest Rates.    (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Base Rate Margin for such day plus the Base Rate for such day. Such interest shall be payable in arrears at maturity and on each Quarterly Date prior to maturity. Any overdue principal of or overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

        (b) Each Euro-Currency Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Currency Margin for such day plus the Adjusted LIBO Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof

        (c) Any overdue principal of or interest on any Euro-Currency Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Currency Margin for such day plus the Adjusted LEBO Rate applicable to such Loan at the date such payment was due and (ii) the sum of 2% plus the Euro-Currency Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the rate per annum at which one day (or, if such amount due remains unpaid more than three Euro-Currency Business Days, then for such other period of time not longer than three months as the Administrative Agent may select) deposits in the relevant currency in an amount approximately equal to such overdue payment are offered by the Administrative Agent in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Statutory Reserve Rate.

        (d) Each Swingline Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the Base Rate for such day or such other rate as may be from time to time determined by mutual agreement between the Swingline Bank and the Borrower. Any interest on any Swingline Loans shall be payable on each Quarterly Date and on the Termination Date. Any overdue principal of or interest on any Swingline Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

        (e) Subject to Section 8.01, the unpaid principal amount of each Competitive Bid LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Adjusted LIBO Rate for such Interest Period (determined in accordance with Section 2.07(b) as if the related Competitive Bid LIBOR Borrowing were a Euro-Currency Borrowing) plus (or minus) the Competitive Bid Margin quoted by the Bank making such Loan. The unpaid principal amount of each Competitive Bid Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Competitive Bid Absolute Rate quoted by the Bank making such Loan. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof Any overdue principal of or interest on any Competitive Bid Loan shall bear interest, payable on demand, for each day until paid (1) in the case of Loans denominated in Dollars, at a rate per annum equal to the sum of 2% plus the Base Rate for such day and (ii) in the case of Loans denominated in an Alternative Currency, at a rate per annum determined in accordance with Section 2.07(c) as if such Loans were Euro-Currency Loans.

        (f) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

        SECTION 2.08.    Fees.    (a) The Borrower shall pay to the Administrative Agent for the account of the Banks a facility fee in Dollars at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue (i) from and including the Effective Date to but excluding the date of termination of the Commitments in their entirety, on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including such date of termination to but excluding the date the Loans and Letter of Credit Liabilities shall be repaid in their entirety, on the daily aggregate Dollar Amount of Loans and Letter of Credit Liabilities. Such facility fee shall be allocated among the Banks ratably in proportion to their Commitments; provided that any facility fee accruing after the Commitments terminate in their entirety shall be allocated among the Banks ratably in proportion to the outstanding Dollar Amounts of their respective Loans and Letter of Credit Liabilities.

        (b) The Borrower shall pay to the Administrative Agent for the account of the Banks ratably a letter of credit fee in Dollars accruing daily on the aggregate Dollar Amount then available for drawing under all outstanding Letters of Credit at the LC Fee Rate (determined daily in accordance with the Pricing Schedule) and shall pay to each Issuing Bank fees in the amounts and at the times as may be mutually agreed from time to time by the Borrower and such Issuing Bank.

        (c) Accrued fees under subsections 2.08(a) and 2.08(b) shall be payable quarterly in arrears on each Quarterly Date and on the date of termination of the Commitments in their entirety (and, if later, the date the Loans and Letter of Credit Liabilities shall be repaid in their entirety).

        SECTION 2.09.    Optional Termination or Reduction of Commitments.    During the Revolving Credit Period, the Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans or Letter of Credit Liabilities are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $2,000,000 or a larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate Dollar Amount of Loans and Letter of Credit Liabilities.

        SECTION 2.10.    Method of Electing Interest Rates.    (a) The DollarDenominated Loans included in each Syndicated Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of DollarDenominated Loans (subject in each case to the provisions of Article 8 and subsection 2.10(d)), as follows:

          (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

          (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section 2.14 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent not later than 12:00 Noon (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans, provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $2,000,000 or any larger multiple of $500,000.

        (b) Each Notice of Interest Rate Election shall specify:

          (i) the Group of Loans (or portion thereof) to which such notice applies;

        (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection 2. 1 0(a) above;

        (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans being converted are to be Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

          (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of the term "Interest Period".

        (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection 2.10(a) above, the Administrative Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If no Notice of Interest Rate Election is timely received prior to the end of an Interest Period for any Group of Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group be converted to Base Rate Loans as of the last day of such Interest Period.

        (d) The Borrower shall not be entitled to elect to convert any Syndicated Loans to, or continue any Syndicated Loans for an additional Interest Period as, Euro-Dollar Loans if (i) the aggregate principal amount of any Group of Euro-Dollar Loans created or continued as a result of such election would be less than $2,000,000 or (ii) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Administrative Agent.

        (e) The initial Interest Period for each Group of Alternative Currency Loans shall be specified by the Borrower in the applicable Notice of Borrowing. The Borrower may specify the duration of each subsequent Interest Period applicable to such Group of Loans by delivering to the Administrative Agent, not later than 12:00 Noon (New York City time) on the fourth Euro-Currency Business Day before the end of the immediately preceding Interest Period, a notice specifying the Group of Loans to which such notice applies and the duration of such subsequent Interest Period (which shall comply with the provisions of the definition of Interest Period). Such notice may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the Dollar Amounts of the portion to which such notice applies, and the remaining portion to which it does not apply, are each at least $2,000,000. If no such Notice of Interest Rate Election is timely received by the Administrative Agent before the end of any applicable Interest Period, the Borrower shall be deemed to have elected that the subsequent Interest Period for such Group of Loans shall have a duration of one month (subject to the provisions of the definition of Interest Period).

        SECTION 2.11.    Scheduled Termination of Commitments.    The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on the Termination Date,

        SECTION 2.12.    Optional Prepayments,    (a) Subject in the case of any Fixed Rate Loan to Section 2.14, the Borrower may (i) with notice by 12:00 Noon (New York City time) on the date of such prepayment, prepay any Group of Base Rate Loans, any Swingline Borrowing or any Competitive Bid Borrowing bearing interest at the Base Rate pursuant to Section 8.01, in each case in whole at any time, or from time to time in part in a minimum aggregate Dollar Amount of $1,000,000 ($100, 000 in the case of a Swingline Borrowing) or any larger multiple of $500,000 ($100,000 in the case of a Swingline Borrowing), or (ii) upon at least three Euro-Currency Business Days' notice to the Agent, prepay any Group of Euro-Currency Loans in whole at any time, or from time to time in part in a minimum aggregate Dollar Amount of $2,000,000 or, in the case of Dollar-Denominated Loans, any larger multiple of $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group or Borrowing.

        (b) Except as provided in subsection 2.12(a) above the Borrower may not prepay all or any portion of the principal amount of any Competitive Bid Loan prior to the maturity thereof.

        (c) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

        SECTION 2.13.    General Provisions as to Payments.    (a) The Borrower shall make each payment of principal of, and interest on, the Dollar-Denominated Loans and of fees hereunder, not later than 2:00 P.M, (New York City time) on the date when due, in Federal or other funds immediately available, to the Administrative Agent at its principal office in New York City. Each payment of principal of, and interest on, the Alternative Currency Loans shall be made in the relevant Alternative Currency in such funds as may then be customary for the settlement of international transactions in such Alternative Currency, for the account of the Administrative Agent at such time and at such place as shall have been notified by the Administrative Agent to the Borrower and the Banks by at least two Domestic Business Days' notice. Each such payment shall be made irrespective of any set-off, counterclaim or defense to payment which might in the absence of this provision be asserted by the Borrower against the Administrative Agent or any Bank. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans, Swingline Loans or Letter of Credit Liabilities or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Currency Loans shall be due on a day which is not a Euro-Currency Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Currency Business Day. Whenever any payment of principal of, or interest on, the Competitive Bid Loans shall be due on a day which is not a Euro-Currency Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Currency Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. The Borrower hereby authorizes and directs the Administrative Agent (upon receipt of oral or written direction by the Borrower) to debit any account maintained by the Borrower with the Administrative Agent to pay when due any amounts required to be paid from time to time under this Agreement.

        (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at (i) the Federal Funds Rate (if such amount was distributed in Dollars) or (ii) the rate per annum at which one day deposits in the relevant currency are offered to the Administrative Agent in the London interbank market for such day (if such amount was distributed in an Alternative Currency).

        SECTION 2.14.    Funding Losses.    If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Euro-Dollar Loan is converted or continued (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(c), or if the Borrower fails to borrow, prepay, convert or continue any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a), 2.12(c) or 2.10(c), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue, provided that such Bank shall have delivered to the Borrower and the Administrative Agent a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error if prepared reasonably and in good faith.

        SECTION 2.15.    Computation of Interest and Fees.    Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

        SECTION 2.16.    Letters of Credit.    (a) Subject to the terms and conditions hereof, the Issuing Bank agrees to issue Letters of Credit hereunder denominated in Dollars or in an Alternative Currency from time to time before the tenth day before the Termination Date upon the request of the Borrower; provided that, immediately after each Letter of Credit is issued (i) the aggregate Dollar Amount of Loans and Letter of Credit Liabilities shall not exceed the aggregate amount of the Commitments and (ii) the aggregate Dollar Amount of Letter of Credit Liabilities shall not exceed $30,000,000. At Borrower's election the named account party in the applicable Letter of Credit may be the Borrower and/or any of its Subsidiaries, provided, that, regardless of who is so named as account party, the Borrower shall remain fully and solely liable for all obligations hereunder with respect to all Letters of Credit. Upon the date of issuance by the Issuing Bank of a Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold and granted to each Banks and each Bank shall be deemed, without further action by any party hereto, to have purchased and acquired from the Issuing Bank, a participation in such Letter of Credit and the related Letter of Credit Liabilities in the proportion their respective Commitments bear to the aggregate Commitments.

On the Closing Date, if all of the conditions set forth in Article 3 (other than the receipt by the Issuing Bank of a Notice of Issuance) shall be satisfied, each of the letters of credit outstanding under the Existing Credit Facility and identified on Schedule 2.16 (the "Existing Letters of Credit") shall be deemed to be Letters of Credit for all purposes hereof, and the Issuing Bank shall be deemed, without further action by any party hereto, to have sold and granted to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased and acquired from the Issuing Bank, a participation in each of the Existing Letters of Credit and the related Letter of Credit Liabilities in the proportion their respective Commitments bear to the aggregate Commitments.

        (b) The Borrower shall give the Issuing Bank notice at least three Domestic Business Days prior to the requested issuance of a Letter of Credit specifying the date such Letter of Credit is to be issued, and describing the terms of such Letter of Credit and the nature of the transactions to be supported thereby (such notice, including any such notice given in connection with the extension of a Letter of Credit, a "Notice of Issuance"). Upon receipt of a Notice of Issuance, the Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Bank of the contents thereof and of the amount of such Bank's participation in such Letter of Credit. The issuance by the Issuing Bank of each Letter of Credit shall in addition to the conditions precedent set forth in Article 3, be subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be satisfactory to the Issuing Bank and that the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Issuing Bank shall have reasonably requested. The Borrower shall also pay to the Issuing Bank for its own account issuance, drawing, amendment and extension charges in the amounts and at the times as agreed between the Borrower and the Issuing Bank. The extension or renewal of any Letter of Credit shall be deemed to be an issuance of such Letter of Credit, and if any Letter of Credit contains a provision pursuant to which it is deemed to be extended unless notice of termination is given by the Issuing Bank, the Issuing Bank shall timely give such notice of termination if either (i) the conditions to issuance of such Letter of Credit (other than receipt of a Notice of Issuance) are to the knowledge of the Issuing Bank not met with respect to such extension or (ii) the term of the extended Letter of Credit is not permitted under Section 2.16(c).

        (c) No Letter of Credit shall have a term extending or be so extendible beyond the fifth Domestic Business Day preceding the Termination Date. If the extension of a Letter of Credit would otherwise extend the term of such Letter of Credit beyond the fifth Domestic Business Day preceding the Termination Date, the Borrower and the Issuing Bank may nonetheless agree to so extend such Letter of Credit on mutually acceptable terms; provided that the extended Letter of Credit shall thereupon cease to be a Letter of Credit hereunder and the other Banks shall have no obligations hereunder with respect thereto.

        (d) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Bank as to the amount to be paid as a result of such demand or drawing and the payment date. The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the Issuing Bank for any amounts paid by the Issuing Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind. All such amounts paid by the Issuing Bank and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus (i) in the case of amounts denominated in Dollars, the Base Rate for such day and (ii) in the case of amounts denominated in an Alternative Currency, the sum of the Euro-Currency Margin for such day plus the rate per annum at which one day deposits in the relevant currency in an amount approximately equal to such unpaid amount are offered by the Issuing Bank in the London interbank market. In addition, each Bank will pay to the Administrative Agent, for the account of the Issuing Bank, immediately upon the Issuing Bank's demand at any time during the period commencing after such drawing until reimbursement therefor in full by the Borrower, an amount equal to such Bank's ratable share of such drawing (in proportion to its participation therein), together with interest on such amount for each day from the date of the Issuing Bank's demand for such payment (or, if such demand is made after 12:00 Noon (New York City time) on such date, from the next succeeding Domestic Business Day) to the date of payment by such Bank of such amount at a rate of interest per annum equal to (i) in the case of amounts denominated in Dollars, the Federal Funds Rate and (ii) in the case of amounts denominated in an Alternative Currency, the rate at which one day deposits in the relevant currency in an amount approximately equal to such payment are offered by the Issuing Bank in the London interbank market. The Issuing Bank will pay to each Bank ratably all amounts received from the Borrower for application in payment of its reimbursement obligations in respect of any Letter of Credit, but only to the extent such Bank has made payment to the Issuing Bank in respect of such Letter of Credit pursuant hereto. All payments in respect of the principal amount of the reimbursement obligation of the Borrower in respect of any Letter of Credit and interest thereon shall be made in the same currency as the related Letter of Credit was denominated, and shall be made in the funds specified in Section 2.13 for payments in such currency. Unless the Borrower gives notice to the contrary not less than one Business Day prior to the date of such drawing, each notice by the Issuing Bank to the Administrative Agent of the Issuing Bank's receipt of a notice of a drawing under a Letter of Credit denominated in Dollars shall be deemed to be a Notice of Committed Borrowing from the Borrower for a Base Rate Loan on the date of such drawing in the exact amount due to the Issuing Bank hereunder (the requirement with respect to the aggregate Dollar Amount of Base Rate Borrowings shall not apply to such deemed Notice of Borrowing) on such date with respect thereto, and the Administrative Agent shall apply the proceeds of any Base Rate Loan made pursuant to such deemed Notice of Borrowing to the payment of such amount.

        (e) The obligations of the Borrower and each Bank under subsection 2.16(d) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

          (i) the use which may be made of the Letter of Credit by, or any acts or omission of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);

          (ii) the existence of any claim, set-off, defense or other rights that the Borrower may have at any time against a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting), the Banks (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

          (iii) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

          (iv) payment under a Letter of Credit to the beneficiary of such Letter of Credit against presentation to the Issuing Bank of a draft or certificate that does not comply with the terms of the Letter of Credit; or

          (v) any other act or omission to act or delay of any kind by any Bank (including the Issuing Bank), the Administrative Agent or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection 2.16(e)(v), constitute a legal or equitable discharge of the Borrower's or the Bank's obligations hereunder.

        (f) The Borrower hereby indemnities and holds harmless each Bank (including the Issuing Bank) and the Administrative Agent and their respective officers, directors, employees and agents from and against any and all claims, damages, losses, liabilities, costs or expenses which such Bank or the Administrative Agent may incur (including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the Issuing Bank may incur by reason of or in connection with the failure of any other Bank to fulfill or comply with its obligations to such Issuing Bank hereunder (but nothing herein contained shall affect any rights the Borrower may have against such defaulting Bank)), and none of the Banks (including the Issuing Bank) nor the Administrative Agent nor any of their respective officers or directors or employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including without limitation any of the circumstances enumerated in subsection 2.16(d) above, as well as (1) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, (ii) any loss or delay in the transmission of any document required in order to make a drawing under a Letter of Credit, and (iii) any consequences arising from causes beyond the control of the Issuing Bank, including without limitation any government acts, or any other circumstances whatsoever in making or failing to make payment under such Letter of Credit; provided that the Borrower shall not be required to indemnify the Issuing Bank for any claims, damages, losses, liabilities, costs or expenses, and the Borrower shall have a claim for direct (but not consequential or exemplary) damage suffered by it, to the extent found by a court of competent jurisdiction to have been caused by (x) the failure of the Issuing Bank to comply in any material respect with the UCP or the ISP, as applicable, (or, with respect to any Letter of Credit not governed by the UCP or the ISP, applicable law) in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuing Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit. Each Bank and the Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the fights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Nothing in this subsection 2.16(f) is intended to limit the obligations of the Borrower under any other provision of this Agreement. To the extent the Borrower does not indemnify the Issuing Bank as required by this subsection, the Banks agree to do so ratably in accordance with their Commitments.

        (g) None of the Issuing Bank, its affiliates and their respective directors, officers, employees and agents nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks or the Required Banks, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit.

        (h) Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) (the "ISP") shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) (the "UCP") shall apply to each commercial Letter of Credit.

        SECTION 2.17. Takeout of Swingline Loans. (a) In the event that any Swingline Borrowing shall not be repaid in full at or prior to the maturity thereof, the Administrative Agent shall, on behalf of the Borrower (the Borrower hereby irrevocably directing and authorizing the Administrative Agent so to act on its behalf), give a Notice of Borrowing requesting the Banks, including the Swingline Bank, to make a Base Rate Borrowing on the maturity date of such Swingline Borrowing in an amount equal to the unpaid principal amount of such Swingline Borrowing. Each Bank will make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Swingline Bank on such date in accordance with Section 2.04. The proceeds of such Base Rate Borrowing shall be immediately applied to repay such Swingline Borrowing.

        (b) If, for any reason, a Base Rate Borrowing may not be (as determined by the Administrative Agent in its sole discretion), or is not, made pursuant to subsection 2.17(a) above to refund Swingline Loans as required by said clause, then, effective on the date such Borrowing would otherwise have been made, each Bank severally, unconditionally and irrevocably agrees that it shall purchase an undivided participating interest in such Swingline Loans ("Unrefunded Swingline Loans") in an amount equal to the amount of the Loan which otherwise would have been made by such Bank pursuant to subsection 2.17(a), which purchase shall be funded by the time such Loan would have been required to be funded pursuant to Section 2.04 by transfer to the Administrative Agent, for the account of the Swingline Bank, in immediately available funds, of the amount of its participation.

        (c) Whenever, at any time after the Swingline Bank has received from any Bank payment in full for such Bank's participating interest in a Swingline Loan, the Swingline Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, the Swingline Bank (or the Administrative Agent, as the case may be) will promptly distribute to such Bank its participating interest in such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded); provided, however, that in the event that such payment is subsequently required to be returned, such Bank will return to the Swingline Bank (or the Administrative Agent, as the case may be) any portion thereof previously distributed by the Swingline Bank (or the Administrative Agent, as the case may be) to it.

        (d) Each Bank's obligation to purchase and fund participating interests pursuant to this Section shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation: (i) any setoff, counterclaim, recoupment, defense or other right which such Bank or the Borrower may have against the Swingline Bank, or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or the failure to satisfy any of the conditions specified in Article 3; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement by the Borrower or any Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

        SECTION 2.18.    Increased Commitments, Additional Banks.    (a) From time to time, the Borrower may, upon at least 15 days' notice (which may be written notice or telephonic notice promptly followed by written notice) to the Administrative Agent (which shall promptly provide a copy of such notice to the Banks), propose to increase the aggregate amount of the Commitments by an amount not less than $10,000,000 (the amount of any such increase, the "Increased Commitments"). Each Bank party to this Agreement at such time shall have the right (but no obligation), for a period of 10 days following receipt of such notice, to elect by notice to the Borrower and the Administrative Agent to increase its Commitment by a principal amount which bears the same ratio to the Increased Commitments as its then Commitment bears to the aggregate Commitments then existing. Any Bank not responding within 10 days of receipt of such notice shall be deemed to have declined to increase its Commitment.

        (b) If any Bank party to this Agreement shall not elect to increase its Commitment pursuant to subsection 2. 18(a) of this Section, the Borrower may, within 5 days of the Banks' response, designate one or more of the existing Banks or other financial institutions acceptable to the Administrative Agent, the Issuing Banks, the Swingline Bank and the Borrower which at the time agree to (i) in the case of any such lender that is an existing Bank, increase its Commitment and (ii) in the case of any other such lender (an "Additional Bank"), become a party to this Agreement with a Commitment of not less than $10,000,000. The sum of the increases in the Commitments of the existing Banks pursuant to this subsection 2.18(b) plus the Commitments of the Additional Banks shall not in the aggregate exceed the unsubscribed amount of the Increased Commitments.

        (c) Any increase in the Commitments pursuant to this Section 2.18 shall be subject to satisfaction of the following conditions:

          (i) before and after giving effect to such increase, all representations and warranties contained in Article 4 shall be true in all material respects;

          (ii) at the time of such increase, no Default shall have occurred and be continuing or would result from such increase-, and

          (iii) after giving effect to such increase, the aggregate amount of all increases in Commitments made pursuant to this Section 2.18 shall not exceed $50,000,000.

        (d) An increase in the aggregate amount of the Commitments pursuant to this Section 2.18 shall become effective upon the receipt by the Administrative Agent of (i) an agreement in form and substance reasonably satisfactory to the Administrative Agent signed by the Borrower, by each

Additional Bank and by each other Bank whose Commitment is to be increased, setting forth the new Commitments of such Banks and setting forth the agreement of each Additional Bank to become a party to this Agreement and to be bound by all the terms and provisions hereof, (ii) such evidence of appropriate corporate authorization on the part of the Borrower with respect to the Increased Commitments and such opinions of counsel for the Borrower with respect to the Increased Commitments as the Administrative Agent may reasonably request and (iii) such evidence of the satisfaction of the conditions set forth in subsection 2.18(c) above as the Administrative Agent may reasonably request.

        (e) Upon any increase in the aggregate amount of the Commitments pursuant to this Section 2.18, within five Domestic Business Days, in the case of Base Rate Loans then outstanding, and at the end of the then current Interest Period with respect thereto, in the case of Syndicated Fixed Rate Loans then outstanding, the Borrower shall prepay or repay such Loans in their entirety and, to the extent the Borrower elects to do so and subject to the conditions specified in Article 3, the Borrower shall simultaneously reborrow Syndicated Loans from the Banks in proportion to their respective Commitments after giving effect to such increase, until such time as all outstanding Syndicated Loans are held by the Banks in such proportion.

        SECTION 2.19.    Currency Equivalents.    (a) The Administrative Agent shall determine the Dollar Amount of each Alternative Currency Loan as of the first day of each Interest Period applicable thereto and, in the case of any such Interest Period of more than three months, at three-month intervals after the first day thereof, and shall promptly notify the Borrower and the Banks of each Dollar Amount so determined by it. Each such determination shall be based on the Spot Rate (i) on the date of the related Notice of Committed Borrowing (in the case of Syndicated Loans) or Competitive Bid Quote Request (in the case of Competitive Bid Loans) for purposes of the initial such determination for any Alternative Currency Loan and (ii) the fourth Euro-Currency Business Day prior to the date as of which such Dollar Amount is to be determined, for purposes of any subsequent determination.

        (b) The Administrative Agent shall determine the Dollar Amount of the Letter of Credit Liabilities related to each Letter of Credit denominated in an Alternative Currency as of the date of issuance thereof, at three-month intervals after the date of issuance thereof and as of the funding date in respect of each drawing thereunder. Each such determination shall be based on the Spot Rate on the date of determination.

        (c) If after giving effect to any such determination of a Dollar Amount, the aggregate Dollar Amount of all Loans and Letter of Credit Liabilities exceeds the aggregate amount of the Commitments, the Borrower shall within five Euro- Business Days prepay outstanding Loans (as selected by the Borrower and notified to the Banks through the Administrative Agent not less than three Euro-Currency Business Days prior to the date of prepayment) to the extent necessary to eliminate any such excess.

        SECTION 2.20.    Judgment Currency.    If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder or under any of the Notes in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's principal office in New York City on the Euro-Currency Business Day preceding that on which final judgment is given. The obligations of the Borrower in respect of any sum due to any Bank or the Administrative Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Euro-Currency Business Day following receipt by such Bank or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Bank or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Bank or the Administrative Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Bank or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under Section 9.04, such Bank or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower.

ARTICLE 3
Conditions

        SECTION 3.01.    Closing.    The closing hereunder shall occur upon receipt by the Administrative Agent of the following documents, each dated the Closing Date unless otherwise indicated:

          (a) a duly executed Note for the account of each Bank dated on or before the Closing Date complying with the provisions of Section 2.05;

          (b) opinions of Finn Dixon & Herling LLP, special counsel to the Borrower, and Bruce D. Kreiger, the General Counsel of the Borrower, substantially in the forms of Exhibits F-1 and F-2 hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (c) an opinion of Davis Polk & Wardwell, special counsel for the Administrative Agent, substantially in the form of Exhibit G hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (d) all documents the Administrative Agent may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of the Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent; and

          (e) evidence satisfactory to the Administrative Agent of the payment of all principal of and interest on any loans outstanding under, and all accrued commitment fees under, the Existing Credit Facility, and the termination of the commitments thereunder.

        The Administrative Agent shall promptly notify the Borrower and the Banks of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

        SECTION 3.02.    Borrowings and Issuances of Letters of Credit.    The obligation of any Bank to make a Loan on the occasion of any Borrowing and the obligation of the Issuing Bank to issue (or renew or extend the term of) any Letter of Credit is subject to the satisfaction of the following conditions; provided that if such Borrowing is a Swingline Takeout Borrowing, only the conditions set forth in clauses 3.02(b) and 3.02(c) must be satisfied:

          (a) the fact that the Closing Date shall have occurred on or prior to August 8, 2002;

          (b) receipt (or deemed receipt) by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or Section 2.03 or receipt by the Issuing Bank of a Notice of Issuance as required by Section 2.16(b), as the case may be;

          (c) the fact that, immediately after such Borrowing or issuance of such Letter of Credit (i) the sum of the aggregate Dollar Amount of Loans and Letter of Credit Liabilities will not exceed the aggregate amount of the Commitments, (ii) the aggregate outstanding principal amount of Swingline Loans will not exceed $15,000,000 and (iii) the aggregate Dollar Amount of Letter of Credit Liabilities will not exceed $30,000,000;

          (d) the fact that, immediately before and after such Borrowing or issuance of such Letter of Credit, no Default shall have occurred and be continuing;

          (e) the fact that the representations and warranties of the Borrower contained in this Agreement shall be true in all material respects on and as of the date of such Borrowing or issuance of such Letter of Credit; and

          (f) the fact that, in the case of any Euro-Currency Borrowing in a currency other than Dollars, Euros, Sterling, Yen or Swiss Francs, no Bank shall have notified the Administrative Agent (which shall promptly notify the Borrower and the other Banks) within two Euro-Currency Business Days of such Bank's receipt of the Notice of Committed Borrowing for such Euro-Currency Borrowing that deposits in the relevant currency are not available to such Bank in the London interbank market for the relevant Interest Period.

        Each Borrowing and issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance of such Letter of Credit as to the facts specified in clauses 3.02(c), 3.02(d) and 3.02(e) (unless such Borrowing is a Swingline Takeout Borrowing, in which case the Borrower shall be deemed to represent and warrant as to the facts specified in clause 3.02(c)).

ARTICLE 4
Representations and Warranties

        The Borrower represents and warrants that:

        SECTION 4.01.    Corporate Existence and Power.    The Borrower and each of its Subsidiaries is a corporation, partnership, limited liability company or other entity duly organized, validly existing and, where applicable, in good standing under the laws of their respective jurisdictions of organization and have all powers and all material governmental licenses, authorizations, consents and approvals required to carry on their business as now conducted.

        SECTION 4.02.    Corporate and Governmental Authorization; No Contravention.    The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

        SECTION 4.03.    Binding Effect.    This Agreement constitutes a valid and binding agreement of the Borrower and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms.

        SECTION 4.04.    Financial Information.

          (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of January 31, 2002 the related consolidated statements of income, common stockholders' equity and cash flows for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP and set forth in the Borrower's 2002 Form 10-K, a copy of which has been delivered to each of the Banks, present fairly, in all material respects, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

          (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of April 30, 2002 and the related unaudited consolidated statements of income, common stockholders' equity and cash flows for the three months then ended, set forth in the Borrower's Latest Form 10-Q, a copy of which has been delivered to each of the Banks, present fairly, in all material respects, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection 4.04(a), the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such three-month period (subject to normal year-end adjustments and the absence of footnotes).

          (c) Since April 30, 2002 there has been no material adverse change in the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

        SECTION 4.05.    Litigation.    There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of the Loan Documents.

        SECTION 4.06.    Compliance with ERISA.    Each of the Borrower and the ERISA Affiliates has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. Neither the Borrower nor any ERISA Affiliate has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

        SECTION 4.07.    Environmental Matters.    In the ordinary course of its business, the Borrower reviews when and as it determines to be appropriate the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (which may include capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Materials, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

        SECTION 4.08.    Taxes.    The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, to the extent required to be paid pursuant to Section 5.06. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

        SECTION 4.09.    Not an Investment Company.    The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        SECTION 4.10.    Full Disclosure.    All information heretofore furnished by the Borrower to any Agent or Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to any Agent or Bank will be, true and accurate (taken as a whole) in all material respects on the date as of which such information is stated or certified. On the date hereof, the Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect or could reasonably be expected to materially and adversely affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement.

ARTICLE 5
Covenants

        The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid or any Letter of Credit Liabilities remain outstanding:

        SECTION 5.01. Information. The Borrower will deliver to each of the Banks:

        (a)  as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on in a manner acceptable to the Securities and Exchange Commission by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing;

        (b)  as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments and absence of footnotes) as to fairness of presentation in all material respects, generally accepted accounting principles and consistency by a Senior Financial Officer;

        (c)  simultaneously with the delivery of each set of financial statements referred to in clauses 5.01(a) and 5.01(b) above, a certificate of a Senior Financial Officer, on behalf of the Borrower, substantially in the form of Exhibit J setting forth (i) in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.09 to 5.13, inclusive, on the date of such financial statements, (ii) the Leverage Ratio and Consolidated Net Worth as at the date of such financial statements and (iii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

        (d)  simultaneously with the delivery of each set of financial statements referred to in clause 5.01(a) above, a statement of the firm of independent public accountants (subject to customary qualifications) which reported on such statements whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements;

        (e)  within five days after any Senior Financial Officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, an Officer's Certificate setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

        (f)    promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

        (g)  promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

        (h)  if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

        (i)    from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

Information required to be delivered pursuant to clauses 5.01(a), 5.01(b), 5.01(f) or 5.01(g) above shall be deemed to have been delivered on the date on which the Borrower provides notice to the Banks that such information has been posted on the Borrower's website on the Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Banks without charge; provided that (i) such notice may be included in a certificate delivered pursuant to clause 5.01(c) and (ii) the Borrower shall deliver paper copies of the information referred to in clauses 5.01(a), 5.01(b), 5.01(f) or 5.01(g) to any Bank which requests such delivery.

        SECTION 5.02.    Compliance with Law.    The Borrower will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation Environmental Laws, and will and will cause each of its Subsidiaries to obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its property or to the conduct of its business, in each case to the extent necessary to ensure that noncompliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        SECTION 5.03.    Insurance.    The Borrower will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to its property and business against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, coinsurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

        SECTION 5.04.    Maintenance of Properties.    The Borrower will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, its property in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Borrower or any of its Subsidiaries from discontinuing the operation and the maintenance of any of its property if such discontinuance is desirable in the conduct of its business and the

Borrower has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        SECTION 5.05.    Maintenance of Records; Inspection.    The Borrower will and will cause each of its Subsidiaries to maintain proper books of records and accounts in accordance with normal business practice in which full and appropriate entries shall be made of all dealings or transactions in relation to their respective businesses and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense, upon reasonable prior written notice (except such notice shall not be required if an Event of Default then exists), to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

        SECTION 5.06. Payment of Taxes and Claims. The Borrower will and will cause each of its Subsidiaries to file all income and franchise tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Borrower or any of its Subsidiaries, provided that neither the Borrower nor any of its Subsidiaries need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Borrower or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Borrower or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Borrower or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a Material Adverse Effect.

        SECTION 5.07. Corporate Existence, Etc. The Borrower will at all times preserve and keep in full force and effect its corporate existence. The Borrower will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Borrower or any Subsidiary) and all rights and franchises of the Borrower and its Subsidiaries unless, in the good faith judgment of the Borrower, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        SECTION 5.08. Transactions with Affiliates. Except as set forth in Schedule 5.08, the Borrower will not and will not permit any of its Subsidiaries to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Borrower or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

        SECTION 5.09. Prohibited Liens. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income profits therefrom, or file or permit the filing of, or permit to remain in effect, any charge, mortgage, finance statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the recording or notice statutes of any jurisdiction, except:

          (a) Permitted Liens;

          (b) (i) Liens ("Existing Liens") existing as of the date hereof and described in Schedule 5.09 annexed hereto and (ii) Liens ("Replacement Existing Liens") on the same assets in replacement of Existing Liens or of other Replacement Existing Liens; provided that to the extent any Existing Lien or Replacement Existing Lien secures any greater amount of Indebtedness than the related respective amount thereof set forth on Schedule 5.09, the amount of Indebtedness secured by such Lien in excess of such related respective amount set forth on Schedule 5.09 shall not be permitted by this Section 5.09(d) but only by Section 5.09(g);

          (c) Liens created or incurred after the date hereof by the Borrower or any of its Subsidiaries on assets useful and intended to be used in carrying on the business of the Borrower and its Subsidiaries, securing the purchase price, or cost of construction or improvement, thereof provided, however, that (i) the Liens shall attach solely to assets purchased or constructed (and proceeds thereof), (ii) the Liens shall be created within twelve months of the date of the acquisition, purchase, construction or improvement of the assets to which the Liens attached, and (iii) at the time of acquisition, purchase, construction or improvement of such assets, the unpaid principal amount of all Indebtedness secured by such Liens on such assets (whether or not assumed by the Borrower or a Subsidiary) shall not exceed an amount equal to the lesser of (A) the purchase price, or the cost of construction or improvement, of such assets incurred by the Borrower or any of its Subsidiaries and (B) the fair market value of such assets at the time of acquisition, purchase, construction or improvement of such assets (as determined in good faith by the Board of Directors of the Borrower); and any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by this Section 5.09(c), provided that such Indebtedness is not secured by any additional assets and provided further that to the extent that such Indebtedness is increased, the amount of the increase shall not be permitted under this Section 5.09(c) and shall only be permitted under Section 5.09(g);

          (d) Liens ("Acquisition Liens") existing on property of a Related New Acquisition Entity immediately prior to its being consolidated with or merged into any New Acquisition Subsidiary, immediately prior to such Related New Acquisition Entity becoming a Subsidiary of the Borrower or immediately prior to a New Acquisition Subsidiary acquiring such property from the Related New Acquisition Entity and Liens on the same assets ("Replacement Acquisition Liens") in replacement of any such Acquisition Liens or of other Replacement Acquisition Liens; provided that to the extent the Indebtedness or, in the case of a line of credit, the amount of the credit facility secured by any Acquisition Lien is in an amount greater than the respective amount of such Indebtedness or such line of credit, as the case may be, in existence at the time of such merger or consolidation, such Person becoming such a Subsidiary or such acquisition of such property, as the case may be, the excess amount shall not be permitted under this Section 5.09(d) and shall only be permitted under Section 5.09(g); and provided, further, that in the case of any Replacement Acquisition Lien, to the extent that the Indebtedness or, in the case of a line of credit, the amount of the line of credit secured by such Replacement Lien is in an amount greater than the respective amount of Indebtedness or line of credit, as the case may be, secured by the replaced Lien, the excess shall not be permitted under this Section 5.09(d) and shall only be permitted under Section 5.09(g);

          (e) Liens on assets leased by the Borrower or one of its Subsidiaries pursuant to a Capital Lease securing the obligations of the Borrower or such Subsidiary under such Capital Lease;

          (f) Liens on assets of a Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary; and

          (g) Other Liens, provided that after giving effect to the creation, incurrence or assumption, or after accounting for the existence, of all Other Liens, the sum (without duplication) of (i) the aggregate principal amount of all Indebtedness or other obligations secured by all Other Liens plus (ii) the aggregate principal amount of all Indebtedness of Subsidiaries permitted solely under Section 5.10(f) does not exceed 10% of Consolidated Assets. "Other Liens" means Liens securing Indebtedness or other obligations of the Borrower or any of its Subsidiaries that are incurred in reliance on this clause (g) of Section 5.09 and not on any other clause of this Section.

        SECTION 5.10. Subsidiary Indebtedness. The Borrower will not permit any of its Subsidiaries (including Candle America, CCW and PartyLite) to directly or indirectly create, assume, incur or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness for borrowed money except:

          (a) a Subsidiary may become and remain liable with respect to Indebtedness to the Borrower or a Wholly-Owned Subsidiary of the Borrower;

          (b) the Subsidiaries may (i) remain liable with respect to Indebtedness existing, and Indebtedness under lines of credit where such lines of credit are existing, as of the Effective Date and described in Schedule 5.10 and (ii) may become liable with respect to Indebtedness in respect of a refinancing of such Indebtedness (or of any Indebtedness under this clause (ii)) and Indebtedness under lines of credit in replacement of the lines of credit referred to in clause (i) or this clause (ii); provided, that (A) if the principal amount of such refinancing Indebtedness or the amount of any such replacement line of credit exceeds the principal amount of Indebtedness refinanced or the amount of the replaced line of credit, then that excess (i.e., that portion of the refinancing or replacement representing such increase) shall not be permitted under this Section 5.10(b) but only by Section 5.10(f) and (B) the maximum principal amount of Indebtedness permitted under this Section 5.10(b) shall not exceed $30,000,000 at any one time outstanding (any amount in excess of such $30,000,000 shall only be permitted by Section 5.10(f));

          (e) a Subsidiary (a "Target Subsidiary") may remain liable with respect to Indebtedness outstanding at the time such Target Subsidiary becomes a Subsidiary and a New Acquisition Subsidiary may become liable with respect to Indebtedness of the Related New Acquisition Entity assumed by the New Acquisition Subsidiary in connection with the acquisition (whether by merger or otherwise) of assets or business(es) of such Related New Acquisition Entity; provided that (i) such Indebtedness shall not have been incurred in contemplation of such Target Subsidiary becoming a Subsidiary and (ii) immediately after such Target Subsidiary becomes a Subsidiary or the New Acquisition Subsidiary so assumes such Indebtedness, as the case may be, no Default shall exist;

          (d) a Subsidiary may become and remain liable with respect to Indebtedness (i) incurred to refinance, in whole or in part, any outstanding Indebtedness permitted under Section 5.10(c) or under this clause (i), or (ii) under any line of credit in replacement of any line of credit evidencing Indebtedness permitted under Section 5.10(c) or this clause (ii); provided, however, that if the principal amount of such refinancing Indebtedness or the amount of any such replacement line of credit exceeds the principal amount of Indebtedness refinanced or amount of the line of credit replaced, then such excess shall not be permitted under this Section 5.10(d) but only by Section 5.10(f);

          (e) a Subsidiary may become and remain liable with respect to Indebtedness secured by Liens permitted by Section 5.09; provided that the recourse of the holders of such Indebtedness in respect thereof shall be limited to the assets subject to such Lien, and such holder shall have no recourse to any other assets of such Subsidiary or to the Borrower or any other Subsidiary with respect thereto; and

          (f) a Subsidiary may become and remain liable after the date hereof with respect to Indebtedness for borrowed money not described in Sections 5.10(a) through 5.10(e) above, provided that after giving effect to such Subsidiary's creation, assumption, incurrence or guaranty of (or such Subsidiary's becoming liable with respect to), or after accounting for the existence of, such other Indebtedness, the sum (without duplication) of (i) the aggregate principal amount of all such Indebtedness of Subsidiaries plus (ii) the aggregate principal amount of all Indebtedness and other obligations secured by Other Liens does not exceed 10% of Consolidated Assets.

        SECTION 5.11. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make directly or indirectly any Investment in any Person, including any joint venture, except:

          (a) the Borrower and its Subsidiaries may continue to own the Investments owned by them as of the date hereof and described in Schedule 5.11;

          (b) the Borrower and its Subsidiaries may make and own Investments in any Person which is, or immediately after giving effect to such Investment will become, a Subsidiary of the Borrower;

          (c) the Borrower and its Subsidiaries may make and own Investments in Cash Equivalents or in money market funds that comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940; and

          (d) the Borrower and its Subsidiaries may make and own Investments not described in Sections 5.11 (a) through (c) above, provided that the aggregate amount of all such Investments does not exceed 10% of Consolidated Assets; provided, that, in the event that an Investment is not initially permitted under Section 5.11 (b) and is permitted under this Section 5.11(d), and subsequently (whether due to subsequent Investment by the Borrower or its Subsidiaries or otherwise) the Person in whom the Investment is made becomes a Subsidiary of the Borrower, then the full amount of the Investment in such Person shall qualify under Section 5.11(b).

        SECTION 5.12. Leverage Ratio. The Leverage Ratio will not, at any time exceed 2.25 to 1.00.

        SECTION 5.13. Minimum Adjusted Consolidated Net Worth. Adjusted Consolidated Net Worth will at no time be less than $374,450,400 plus 50% of Cumulative Positive Net Income plus 50% of Cumulative Equity Proceeds. For purposes of this Section, "Cumulative Positive Net Income" means, as of any date, the sum of Consolidated Net Income for each Fiscal Quarter ending after January 31, 2002 and on or prior to such date for which such Consolidated Net Income is a positive amount, disregarding any Fiscal Quarter for which Consolidated Net Income is a negative amount and "Cumulative Equity Proceeds" means, as of any date, the aggregate amount by which Consolidated Net Worth shall have been increased by reason of the issuance of capital stock of the Borrower subsequent to January 31, 2002 and on or prior to such date.

        SECTION 5.14. Mergers and Sales of Assets. The Borrower will not consolidate or merge with or into any other Person; provided that the Borrower may merge with another Person if (x) the Borrower is the corporation surviving such merger and (y) after giving effect to such merger, no Default shall have occurred and be continuing. The Borrower shall not permit the sale, lease or other transfer, directly or indirectly, to any Person or Persons (other than the Borrower or a Subsidiary) of assets having an aggregate book value in excess of 20% of Consolidated Assets as reflected in the most recent consolidated balance sheet of the Borrower available at the time of the most recent such transaction, provided that the foregoing shall not apply to (i) transfers of assets with an aggregate book value of less than $70,000,000 in one or more related or unrelated transactions to one or more Persons in connection with the leasing of such assets from such Person or Persons, (ii) sales of inventory in the ordinary course of business, (iii) dispositions of obsolete assets or assets no longer used in their respective businesses or assets replaced, in the ordinary course of business, with assets or comparable or better value or (iv) dispositions of any assets within twelve months after the acquisition thereof.

        SECTION 5.15. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for its general corporate purposes (including, without limitation, acquisitions, but only with the approval of the boards of directors of the Persons to be acquired). None of such proceeds will be used, directly or indirectly, for any purpose that entails a violation of, or is inconsistent with, Regulation U or Regulation X.

ARTICLE 6

DEFAULTS

        SECTION 6.01.    Events of Default.

        If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Borrower defaults in the payment of any principal on any Note or on any Letter of Credit Liabilities when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Borrower defaults in the payment of any interest, any fees or any other amount payable hereunder for more than five Domestic Business Days after the same becomes due and payable; or

          (c) the Borrower defaults in the performance of or compliance with any term contained in Sections 5.01(e) or 5.08 through 5.15, inclusive; or

          (d) the Borrower defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs 6.01 (a), 6.01 (b) and 6.01 (c)) and such default is not remedied within 3 0 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Borrower receiving notice of such default from the Administrative Agent at the request of any Bank (any such notice to be identified as a "notice of default" and to refer specifically to this paragraph 6.01(d)); or

          (e) any representation or warranty made in writing by or on behalf of the Borrower or by any officer of the Borrower in the Loan Documents or in any writing furnished in connection with the transactions contemplated thereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) (i) the Borrower or any of its Material Subsidiaries is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness owed to any other Person(s) that is outstanding in an aggregate principal amount of at least $20,000,000 beyond any period of grace provided with respect thereto, or (ii) the Borrower or any of its Material Subsidiaries is in default in the performance of or compliance with any term of any evidence of any Indebtedness owed to any other Person(s) in an aggregate outstanding principal amount of at least $20,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment or (iii) as a consequence of the occurrence or continuation of any event or condition (other than (A) the passage of time, (B) the right of the holder of Indebtedness to convert such Indebtedness into equity interests or (C) in the case of secured Indebtedness, the occurrence of a casualty or condemnation event with respect to the principal collateral therefor without default on the part of the Borrower or any Material Subsidiary), (x) the Borrower or any of its Material Subsidiaries has become obligated to purchase or repay Indebtedness owed to any other Person(s) before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $20,000,000, or (y) one or more Persons have the right to require the Borrower or any of its Material Subsidiaries so to purchase or repay such Indebtedness, except to the extent that such obligation to purchase or repay or fight to require repayment arises solely through the passage of time (or, in the case of any such right, may be exercised at any time) and not by the occurrence of any other event or the existence of any other condition; or

          (g) the Borrower or any of its Material Subsidiaries (i) is generally not paying, or admits in writing its inability to pay, its debts as the become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Borrower or any of its Material Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Borrower or any of its Material Subsidiaries, or any such petition shall be filed against the Borrower or any of its Material Subsidiaries and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of $20,000,000 (excluding Insured Judgment Amounts) are rendered against one or more of the Borrower and its Material Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

          (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Borrower or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $20,000,000, (iv) the Borrower or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV or ERISA or the penalty or exercise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), (v) the Borrower or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Borrower or any Subsidiary establishes or amends any employee welfare benefit plan (as defined in Section 3 of ERISA) that provides post-employment welfare benefits in a manner that would increase the liability of the Borrower or any Subsidiary thereunder; and any such event or events described in clauses 6.01(j)(i) through 6.01(j)(vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

          (k) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) (other than Robert B. Goergen and Family or a group including Robert B. Goergen and Family) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of 30% or more of the outstanding shares of voting common stock of the Borrower; or, during any period of 12 consecutive calendar months, individuals who were either (i) directors of the Borrower on the first day of such period or (ii) elected to fill vacancies caused by the ordinary course resignation or retirement of any other director and whose nomination or election was approved by a vote of at least a majority of directors then still in office who were directors of the Borrower on the first day of such period, shall cease to constitute a majority of the board of directors of the Borrower;

then, and in every such event, the Administrative Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, (ii) if requested by Banks holding more than 50% of the aggregate Dollar Amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause 6.01(g) or 6.01(h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

        SECTION 6.02.    Notice of Default.

        The Administrative Agent shall give notice to the Borrower under Section 6.01(d) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

        SECTION 6.03.    Cash Cover.

        The Borrower agrees, in addition to the remedies in the last paragraph of Section 6.01 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Administrative Agent upon the instruction of the Banks having more than 50% in aggregate amount of the Commitments (or, if the Commitments shall have been terminated, holding more than 50% of the Letter of Credit Liabilities), pay to the Administrative Agent an amount in immediately available funds (which funds shall be held as collateral pursuant to arrangements satisfactory to the Administrative Agent) equal to the aggregate amount available for drawing under all Letters of Credit then outstanding at such time, provided that, upon the occurrence of any Event of Default specified in Section 6.01(g) or 6.01(h) with respect to the Borrower, the Borrower shall pay such amount forthwith without any notice or demand or any other act by any Agent or Bank.

ARTICLE 7

The Agents

        SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

        SECTION 7.02. Administrative Agent and Affiliates. The Administrative Agent shall have the same rights and powers under the Loan Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Administrative Agent hereunder.

        SECTION 7.03. Action by Administrative Agent. The obligations of the Administrative Agent under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

        SECTION 7.04. Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

        SECTION 7.05. Liability of Agent. Neither the Administrative Agent nor any of its affiliates nor any of the respective directors, officers, agents or employees of the foregoing shall be liable for any action taken or not taken by it in connection with the Loan Documents (i) with the consent or at the request of the Required Banks (or such other number or percentage of the Banks as may be specified herein for the particular purpose) or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its affiliates nor any of the respective directors, officers, agents or employees of the foregoing shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Loan Documents or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any of its Subsidiaries; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of the Loan Documents or any other instrument or writing furnished in connection therewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only a contractual relationship between independent contracting parties.

        SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with the Loan Documents or any action taken or omitted by such indemnitees thereunder.

        SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and on the basis of such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and on the basis of such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents.

        SECTION 7.08. Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent with (so long as no Event of Default shall have occurred and be continuing) the consent of the Borrower, which consent shall not be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed by the Required Banks with the Borrower's consent (if applicable), and shall have accepted such appointment, within 60 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be either a Bank or a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

        SECTION 7.09. Agents' Fees; Arranger Fee. The Borrower shall pay to each Agent for its own account and to J.P. Morgan Securities Inc. ("JPMSI"), in its capacity as arranger, for its own account, fees in the amounts and at the times previously agreed upon between the Borrower and such Agent and JPMSI, respectively.

        SECT10N 7.10. Co-Syndication Agent and Co-Documentation Agents. Nothing in this Agreement shall impose upon any of the Co-Syndication Agents or the Co-Documentation Agents, in such capacity, any duty, responsibility or liability whatsoever.

ARTICLE 8

Change in Circumstances

        SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Currency Loan or Competitive Bid LiBOR Loan:

          (a) the Administrative Agent determines that adequate and fair means do not exist for determining the Adjusted LIBO Rate for such Interest Period, or

          (b) in the case of Euro-Currency Loans, Banks having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the Adjusted LEBO Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Currency Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Euro-Currency Loans, or to continue or convert outstanding Loans as or into Euro-Currency Loans, in the affected currency shall be suspended and (ii) each outstanding Euro-Currency Loan in the affected currency shall be converted

(in the case of an Alternative Currency Loan, at the Spot Rate) into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Syndicated Borrowing, such Borrowing shall instead be made in Dollars as a Base Rate Borrowing in the same aggregate Dollar Amount as the requested Borrowing and (ii) if such affected Borrowing is a Competitive Bid LEBOR Borrowing, the Competitive Bid LIBOR Loans comprising such Borrowing shall be made in Dollars in the same aggregate Dollar Amount as the requested Borrowing and shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

        SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Currency Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Currency Lending Office) to make, maintain or fund any of its Euro-Dollar Loans in any currency and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Currency Loans, or to convert outstanding Loans into Euro-Currency Loans, in such currency shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Currency Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Currency Loan of such Bank in such currency then outstanding shall be converted (at the Spot Rate on the date of conversion in the case of each Alternative Currency Loan) to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Currency Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

        SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or Letter of Credit or any obligation to make Committed Loans or issue or participate in any Letter of Credit or (y) the date of any related Competitive Bid Quote, in the case of any Competitive Bid Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitations any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Currency Loan any such requirement reflected in an applicable Adjusted LIBO Rate), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans or its obligations hereunder in respect of Letters of Credit and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan or of issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

        (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

        (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error if made reasonably and in good faith. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Notwithstanding subsections (a) and (b) of this Section 8.03, the Borrower shall only be obligated to compensate any Bank for any amount arising or accruing during (i) any time or period commencing not more than three months prior to the date on which such Bank notifies the Administrative Agent and the Borrower that it proposes to demand such compensation and identifies to the Administrative Agent and the Borrower the statute, regulation or other basis upon which the claimed compensation is or will be based and (ii) any time or period during which, because of the retroactive application of such statute, regulation or other basis, such Bank did not know that such amount would arise or accrue.

        SECTION 8.04. Taxes. (a) For purposes of this Section 8.04, the following terms have the following meanings:

        "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to any Loan Document, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Administrative Agent, taxes imposed on its income, net worth or gross receipts and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located or by a jurisdiction as a result of a present, former or future connection with such Bank or the Administrative Agent (other than a connection resulting from or attributable to such Person having executed, delivered or performed its obligations or received a payment under, or enforced, the Loan Documents) and (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only to the extent that such payments to such Bank are subject to United States withholding tax at the time such Bank first becomes a party to this Agreement.

        "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to any Loan Document or from the execution or delivery of, or otherwise with respect to, any Loan Document.

  (b)
  Any and all payments by the Borrower to or for the account of any Bank or the Administrative Agent under any Loan Document shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shalt pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof

        (c) The Borrower agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitations any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses, except such as result from the gross negligence of willful misconduct of such Bank or the Administrative Agent, as the case may be) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Administrative Agent (as the case may be) makes demand therefor.

        (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof, on or prior to the date on which it becomes a Bank in the case of each other Bank, on or prior to the date on which it designates a new Applicable Lending Office (if such Applicable Lending Office is a different legal entity or is located in a different taxing jurisdiction), in the case of each Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with Internal Revenue Service W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

        (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to subsection 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under subsection 8.04(b) or 8.04(c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomessubject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

        (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

        (g) If a Bank or the Administrative Agent (as the case may be) shall become aware that it is entitled to claim a refund (or refund in the form of a credit) (each a "Refund") from a taxing authority (as a result of any error in the amount of Taxes or Other Taxes paid to such taxing authority) of such Taxes or Other Taxes for which it has been indemnified by the Borrower, or with respect to which the

Borrower has paid additional amounts, pursuant to this Section 8.04, it shall promptly notify the Borrower of the availability of such Refund and shall, within 30 days after receipt of a written request by the Borrower, make a claim to such taxing authority for such Refund at the Borrower's expense if, in the judgment of such Bank or the Administrative Agent (as the case may be), the making of such claim will not be other-wise disadvantageous to it; provided that nothing in this subsection (g) shall be construed to require any Bank or the Administrative Agent to institute any administrative proceeding (other than the filing of a claim for any such Refund) or judicial proceeding to obtain any such Refund. If a Bank or the Administrative Agent (as the case may be) receives a Refund from a taxing authority (as a result of any error in the amount of Taxes or Other Taxes paid to such taxing authority) of any such Taxes or Other Taxes for which it has been indemnified by the Borrower, or with respect to which the Borrower has paid additional amounts, pursuant to this Section 8.04, it shall promptly pay to the Borrower the amount so received (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 8.04 with respect to the Taxes or Other Taxes giving rise to such Refund), net of all reasonable out-of-pocket expenses (including the net amount of taxes, if any, imposed on such Bank or the Administrative Agent with respect to such Refund) of such Bank or Administrative Agent, and without interest (other than interest paid by the relevant taxing authority with respect to such Refund); provided, however, that the Borrower upon the request of such Bank or the Administrative Agent, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges) to such Bank or the Administrative Agent in the event such Bank or the Administrative Agent is required to repay such Refund to such taxing authority. Nothing contained in this Section 8.04 shall require any Bank or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

        SECTION 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make, or to continue or convert outstanding Loans as or to, Euro-Currency Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its Euro-Currency Loans, and in any such case the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Bank as (or continued as or converted to) Euro-Currency Loans (in the affected currency), shall instead be Base Rate Loans (in the case of Alternative Currency Loans, in the same Dollar Amount as the Euro-Currency Loan that such Bank would otherwise have made in the Alternative Currency) (on which interest and principal shall be payable contemporaneously with the related Euro-Currency Loans of the other Banks). If such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Euro-Currency Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Currency Loans of the other Banks. If such Loan is converted into an Alternative Currency Loan, such Bank, the Administrative Agent and the Borrower shall make such arrangements as shall be required (including increasing or decreasing the amount of such Alternative Currency Loan) so that such Alternative Currency Loan shall be in the same amount as it would have been if the provisions of this Section had never been applied thereto.

        SECTION 8.06. Substitution of Bank. If (i) the obligation of any Bank to make Euro-Currency Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04, and, in the case of either clause (i) or clause (ii), such suspension is not generally applicable to or such compensation has not generally been demanded by the other Banks, then the Borrower shall have the right, with the assistance of the Agents, to replace such Bank with an Assignee or Assignees (which may be one or more of the Banks) that will purchase the Loans and assume the Commitment and Letter of Credit Liabilities of such Bank.

ARTICLE 9

MISCELLANEOUS

        SECTION 9.01. Notices. (a) All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party (1) in the case of the Borrower, at its address, facsimile number or telex number set forth on the signature pages hereof, (2) in the case of the Administrative Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (3) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (4) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agents and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to any Agent or Issuing Bank under Article 2 or Article 8 shall not be effective until received.

        (b) Notices and other communications to the Banks hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Bank. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

        SECTION 9.02. No Waivers. No failure or delay by any Agent or any Bank in exercising any right, power or privilege under the Loan Documents shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

        SECTION 9.03. Expenses; Indemnification. (a) The Borrower shall pay (i) all out-of-pocket expenses of the Administrative Agent, including reasonable fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation of the Loan Documents, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by each Agent and Bank, including, without limitation and without duplication, the reasonable fees and disbursements of outside counsel and allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

        (b) The Borrower agrees to indemnify each Agent and Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation and without duplication, the reasonable fees and disbursements of outside counsel and allocated cost of inside counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans or Letter of Credit hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

        SECTION 9.04. Sharing of Set-Offs. Subject to Section 2.17, each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount then due with respect to the Loans and Letter of Credit Liabilities held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount then due and interest due with respect to the Loans and Letter of Credit Liabilities held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans and Letter of Credit Liabilities held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments then due with respect to the Loans and Letter of Credit Liabilities held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness other than indebtedness under the Loan Documents. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in the Loans and Letter of Credit Liabilities, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

        SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks or the Agent acting with the written consent of the Required Banks (and, if the rights or duties of any Agent, the Swingline Bank or any Issuing Bank are affected thereby, by such Person); provided that no such amendment or waiver shall (a) unless signed by each affected Bank, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or the amount to be reimbursed in respect of any Letter of Credit or any interest thereon or any fees hereunder or (iii) postpone the date fixed for any payment of principal of or interest on any Loan or for reimbursement in respect of any Letter of Credit or interest thereon or any fees hereunder or for termination of any Commitment or (b) unless signed by all Banks, change the percentage of the Commitments or of the aggregate Dollar Amount of the Notes and Letter of Credit Liabilities, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

        SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

        (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans and Letter of Credit Liabilities. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agents, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower, the Issuing Banks, the Swingline Bank and the Agents shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Loan Documents. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower under the Loan Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision thereof, provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection

9.06(c) or 9.06(d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection 9.06(b).

        (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (equivalent to an initial Commitment of not less than $5,000,000) of all, of its rights and obligations under the Loan Documents, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit H hereto executed by such Assignee and such transferor Bank, with (and subject to) the written consent of the Administrative Agent and, so long as no Event of Default then exists under Section 6.01(a), 6.01(b), 6.01(c) (with respect to Sections 5.12 and 5.13 only), 6.01(g), 6.01(h) or 6.01(k), the Borrower, which consents shall not be unreasonably withheld or delayed; provided that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment, no such consent shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection 9.06(c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

        (d) Any Bank may at any time assign all or any portion of its rights under the Loan Documents to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

        (e) No Assignee, Participant or other transferee of any Bank's rights (including for this purpose a successor Applicable Lending Office) shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

        SECTION 9.07. Collateral. Each of the Banks represents to the Agents and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

        SECTION 9.08. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE

VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        SECTION 9.09. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

        SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENTS, THE BANKS, THE SWINGLINE BANK AND THE ISSUING BANK HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

        SECTION 9.11. Confidentiality. Each Agent and each Bank agrees to keep any information delivered or made available by the Borrower pursuant to this Agreement confidential from anyone other than persons employed or retained by such Agent or such Bank who are engaged in evaluating, approving, structuring or administering the credit facility contemplated hereby; provided that nothing herein shall prevent any Agent or Bank from disclosing such information (a) to any other Bank or Agent, (b) to any other Person if reasonably incidental to the administration of the credit facility contemplated hereby, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) which had been publicly disclosed other than as a result of a disclosure by an Agent or any Bank prohibited by this Agreement, (f) in connection with any litigation to which an Agent, any Bank or its subsidiaries or Parent may be a party, (g) to the extent necessary in connection with the exercise of any remedy hereunder, (h) to such Bank's or Agent's legal counsel and independent auditors and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed Participant or Assignee.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BLYTH, INC.
By:
/s/  ERIC H. NIETSCH
Name: Eric H. Nietsch
Title: Vice President and Treasurer
Blyth, Inc.
1 E. Weaver Street
Greenwich, CT 06831
Facsimile number: (203) 861-7850
For notices pursuant to Article 6, a copy shall also be sent to:
Bruce D. Kreiger, General Counsel, at the above address or facsimile number.
Website: www.blythinc.com

Commitments

$25,666,667.40	JPMORGAN CHASE BANK
	By:	/s/ ALAN J. ARIA Name: Alan J. Aria Title: Vice President
$25,666,666.30	BANK OF AMERICA, N.A.
By:
Name: Title:
$25,666,666.30	LASALLE BANK, NATIONAL ASSOCIATION
By:
Name: Title:
$20,000,000.00	FLEET NATIONAL BANK
By:
Name: Title:
$20,000,000.00	WACHOVIA BANK, NATIONAL ASSOCIATION
By:
Name: Title:

$25,666,667.40	JPMORGAN CHASE BANK
By:
Name: Title:
$25,666,666.30	BANK OF AMERICA, N.A.
	By:	/s/ CASEY COSGROVE Name: Casey Cosgrove Title: Vice President
$25,666,666.30	LASALLE BANK, NATIONAL ASSOCIATION
By:
Name: Title:
$20,000,000.00	FLEET NATIONAL BANK
By:
Name: Title:
$20,000,000.00	WACHOVIA BANK, NATIONAL ASSOCIATION
By:
Name: Title:

$25,666,667.40	JPMORGAN CHASE BANK
By:
Name: Title:
$25,666,666.30	BANK OF AMERICA, N.A.
By:
Name: Title:
$25,666,666.30	LASALLE BANK, NATIONAL ASSOCIATION
	By:	/s/ MARY LOU BARTLETT Name: Mary Lou Bartlett Title: Senior Vice President
$20,000,000.00	FLEET NATIONAL BANK
By:
Name: Title:
$20,000,000.00	WACHOVIA BANK, NATIONAL ASSOCIATION
By:
Name: Title:

$25,666,667.40	JPMORGAN CHASE BANK
By:
Name: Title:
$25,666,666.30	BANK OF AMERICA, N.A.
By:
Name: Title:
$25,666,666.30	LASALLE BANK, NATIONAL ASSOCIATION
By:
Name: Title:
$20,000,000.00	FLEET NATIONAL BANK
	By:	/s/ W. LINCOLN SCHOFF, JR. Name: W. Lincoln Schoff, Jr. Title: Senior VP
$20,000,000.00	WACHOVIA BANK, NATIONAL ASSOCIATION
By:
Name: Title:

$25,666,667.40	JPMORGAN CHASE BANK
By:
Name: Title:
$25,666,666.30	BANK OF AMERICA, N.A.
By:
Name: Title:
$25,666,666.30	LASALLE BANK, NATIONAL ASSOCIATION
By:
Name: Title:
$20,000,000.00	FLEET NATIONAL BANK
By:
Name: Title:
$20,000,000.00	WACHOVIA BANK, NATIONAL ASSOCIATION
	By:	/s/ DAVID SILANDER Name: David Silander Title: Director

$20,000,000.00	BANK ONE, NA (Main Office Chicago)
	By:	/s/ JOSEPH PINZONE Name: Joseph Pinzone Title: Director
$17,500,000.00	BARCLAYS BANK PLC
By:
Name: Title:
$17,500,000.00	CITIZENS BANK OF MASSACHUSETTS
By:
Name: Title:
$14,000,000.00	THE NORTHERN TRUST COMPANY
By:
Name: Title:
$20,000,000.00	BANK ONE, NA
By:
Name: Title:

$17,500,000.00	BARCLAYS BANK PLC
	By:	/s/ NICHOLAS A. BELL Name: Nicholas A. Bell Title: Director Loan Transaction Management
$17,500,000.00	CITIZENS BANK OF MASSACHUSETTS
By:
Name: Title:
$14,000,000.00	NORDEA BANK FINLAND PLC
By:
Name: Title:
$14,000,000.00	THE NORTHERN TRUST COMPANY
By:
Name: Title:
Total Commitments
$200,000,000

$20,000,000.00	BANK ONE, NA
By:
Name: Title:
$17,500,000.00	BARCLAYS BANK PLC
By:
Name: Title:
$17,500,000.00	CITIZENS BANK OF MASSACHUSETTS
	By:	/s/ MARIE C. DUPREY Name: Marie C. Duprey Title: Vice President
$14,000,000.00	THE NORTHERN TRUST COMPANY
By:
Name: Title:
$20,000,000.00	BANK ONE, NA
By:
Name: Title:

$17,500,000.00	BARCLAYS BANK PLC
By:
Name: Title:
$17,500,000.00	CITIZENS BANK OF MASSACHUSETTS
By:
Name: Title:
$14,000,000.00	THE NORTHERN TRUST COMPANY
	By:	/s/ M. ALEJANDRA DUKES Name: M. Alejandra Dukes Title: Officer
$14,000,000.00	NORDEA BANK FINLAND PLC
	By:	/s/ ULF FORSSTROM Name: Ulf Forsstrom Title: Vice President
	By:	/s/ THOMAS P. HICKEY Name: Thomas P. Hickey Title: Vice President
Total Commitments
$200,000,000.00

JPMORGAN CHASE BANK, as Administrative Agent
By:	Name: Alan Aria Title: Vice President JPMorgan Chase Bank 999 Broad Street, 1st Floor Bridgeport, CT 06604 Facsimile number: (202) 382-6314
BANK OF AMERICA, N.A., as Co-Syndication Agent
By:	Name: Casey Cosgrove Title: Vice President
LASALLE BANK, NATIONAL ASSOCIATION, as Co-Syndication Agent
By:	Name: Mary Lou Bartlett Title: Senior Vice President
FLEET NATIONAL BANK, as Co-Documentation Agent
By:	Name: W. Lincoln Schoff, Jr. Title: Senior Vice President
JPMORGAN CHASE BANK, as Administrative Agent
By:	Name: Alan Aria Title: Vice President JPMorgan Chase Bank 999 Broad Street, 1st Floor Bridgeport, CT 06604 Facsimile number: (202) 382-6314

BANK OF AMERICA, N.A., as Co-Syndication Agent
By:	/s/ CASEY COSGROVE Name: Casey Cosgrove Title: Vice President
LASALLE BANK, NATIONAL ASSOCIATION, as Co-Syndication Agent
By:	Name: Mary Lou Bartlett Title: Senior Vice President
FLEET NATIONAL BANK, as Co-Documentation Agent
By:	Name: W. Lincoln Schoff, Jr. Title: Senior Vice President

JPMORGAN CHASE BANK, as Administrative Agent
By:	Name: Alan Aria Title: Vice President JPMorgan Chase Bank 999 Broad Street, 1st Floor Bridgeport, CT 06604 Facsimile number: (202) 382-6314
BANK OF AMERICA, N.A., as Co Syndication Agent
By:	Name: Casey Cosgrove Title: Vice President
LASALLE BANK, NATIONAL ASSOCIATION, as Co-Syndication Agent
By:	Name: Mary Lou Bartlett Title: Senior Vice President
FLEET NATIONAL BANK, as Co-Documentation Agent
By:	Name: W. Lincoln Schoff, Jr. Title: Senior Vice President

JPMORGAN CHASE BANK, as Administrative Agent
By:	/s/ ALAN ARIA Name: Alan Aria Title: Vice President JPMorgan Chase Bank 999 Broad Street., 1st Floor Bridgeport, CT 06604 Facsimile number: (202) 382-6314
BANK OF AMERICA, N.A., as Co Syndication Agent
By:	/s/ CASEY COSGROVE Name: Casey Cosgrove Title: Vice President
LASALLE BANK, NATIONAL ASSOCIATION, as Co-Syndication Agent
By:	/s/ MARY LOU BARTLETT Name: Mary Lou Bartlett Title: Senior Vice President
FLEET NATIONAL BANK, as Co-Documentation Agent
By:	/s/ W. LINCOLN SCHOFF, JR. Name: W. Lincoln Schoff, Jr. Title: Senior Vice President
WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-Documentation Agent
By:	/s/ DAVID SILANDER Name: David Silander Title: Director

PRICING SCHEDULE

        The "Euro-Currency Margin", "Facility Fee Rate", "Base Rate Margin" and "LC Fee Rate" for any day are the respective percentages set forth below in the applicable row and column corresponding to the Status and Utilization that exist on such day:

Status	Level I	Level II	level III	Level IV	Level V	Level VI
Euro-Currency Margin:
Utilization < 33.33	0.525%	0.725%	0.925%	1.125%	1.450%	1.500%
Utilization > 33.33%	0.650%	0.850%	1.050%	1.250%	1.450%	1.500%
Facility Fee Rate	0.100%	0.150%	0.200%	0.250%	0.300%	0.500%
Base Rate Margin	0.00%	0.00%	0.00%	0.250%	0.450%	0.500%
LC Fee Rate:
Utilization < 33%	0.525%	0.725%	0.925%	1.125%	1.450%	1.500%
Utilization > 33%	0.650%	0.850%	1.050%	1.250%	1.450%	1.500%

        For purposes of this Schedule, the following terms have the following meanings, subject to the concluding paragraph of this Schedule:

        "Level I Status" exists at any date if, at such date, the Borrower's senior unsecured long-term debt is rated A- or higher by S&P or A3 or higher by Moody's.

        "Level II Status" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated BBB+ or higher by S&P or Baal or higher by Moody's and (ii) Level I Status does not exist.

        "Level III Status" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated BBB or higher by S&P or Baa2 or higher by Moody's and (ii) neither Level I Status nor Level II Status exists.

        "Level IV Status" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated BBB- or higher by S&P or Baa3 or higher by Moody's and (ii) none of Level I Status, Level 11 Status or Level III Status exists,

        "Level V Status" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated BB+ or higher by S&P or Bal or higher by Moody's and (ii) none of Level I Status, Level II Status, Level III Status or Level IV Status exists.

        "Level VI Status" exists at any date if, at such date, no other Status exists.

        "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI exists at any date.

        "Utilization" means, at any date, the percentage equivalent of a fraction (i) the numerator of which is the aggregate outstanding Dollar Amount of the Loans and the Letter of Credit Liabilities at such date and (ii) the denominator of which is the aggregate amount of the Commitments at such date. If for any reason any Loans or Letter of Credit Liabilities remain outstanding following termination of the Commitments, Utilization shall be deemed to be 100%.

        The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date. If the Borrower is split-rated and the ratings differential is one notch, the higher of the two ratings will apply (e.g., BBB+/Baa2 results in Level II Status). If the Borrower is split-rated and the ratings differential is more than one notch, the rating one notch higher than the lower of the two shall be used (e.g., BBB+/Baa3 results in Level III Status, as does A-/Baa3).

Schedule 2.16

        1.    Letter of Credit No. 7409987 issued by Bank of America, N.A. in the amount of $2,352,035.00 for the benefit of UBS (Cayman Islands) Ltd. initially expiring on March 1, 2003 and automatically renewed for successive one-year periods.

        2.    Letter of Credit No. 7409986 issued by Bank of America, N.A. in the amount of $770,000.00 for the benefit of the Economic Development Authority for the City of Cannon Falls initially expiring on October 30, 2003 and automatically renewed for successive one-year periods until a final expiry of March 1, 2009. (00014339; 3; 0512-1)

Schedule 5.08

        The Borrower has entered into an employment agreement with Robert B. Goergen dated as of August 1, 2000. The agreement provides for Mr. Goergen's employment for a term of eight years (subject to earlier termination at the election of either the Borrower or Mr. Goergen, as described below) from August 1, 2000. During the first five years of Mr. Goergen's employment pursuant to the agreement (the "Initial Term"), he will serve as Chairman of the Board and President and Chief Executive Officer of the Borrower and will be responsible for the general management of the affairs of the Borrower. During the remainder of the term of Mr. Goergen's employment pursuant to the agreement, he will serve as the non-executive Chairman of the Board of the Borrower and will have such duties and responsibilities for the management of the Borrower as the Board of Directors may from time to time assign to him, consistent with the duties and responsibilities that might reasonably be expected of a part-time senior executive of a major corporation. Mr. Goergen has agreed that during the Initial Term he will devote his full business time and attention to the business and affairs of the Borrower while during the remainder of the term of the employment agreement he will devote one half of his business time and attention to the business and affairs of the Borrower.

        Mr. Goergen will receive a base salary of at least $600,000 per year during the Initial Tenn. During the remainder of the term of the employment agreement, Mr. Goergen will receive a base salary of at least one-half of the annualized base salary he was receiving on the last day of the fifth year of his employment pursuant to the agreement. Mr. Goergen's base salary will be reviewed annually by the Board of Directors for increase, in the Board's discretion. In addition to his base salary, during the term of his employment pursuant to the employment agreement, Mr. Goergen will participate in the Borrower's Annual Incentive Compensation Plan or any successor plan. Mr. Goergen will have a target bonus opportunity each year equal to one hundred percent of his base salary, payable based upon meeting certain performance goals and subject to adjustment upward or downward if those performance goals are exceeded or are not met, as the case may be.

        Mr. Goergen's employment agreement provides that, subject to vesting as described below, he will be entitled to receive, during his lifetime, a supplemental pension benefit, commencing on August 1, 2008, equal to fifty percent of his "Final Average Compensation" but not to exceed $500,000 per annum. "Final Average Compensation" is defined in the employment agreement to mean the sum of the base salary and annual incentive award payments paid in respect of the three calendar years of Mr. Goergen's employment by the Borrower, out of the five calendar years of such employment ending on the last day of the Initial Term (or, if earlier, the last day of his employment by the Borrower), during which he received the highest level of such payments, divided by three. Mr. Goergen's supplemental pension will vest daily, on a pro rata basis over the six year period commencing on August 1, 2000 and will cease vesting if Mr. Goergen's employment is terminated for "Cause" (as defined in the employment agreement) or if Mr. Goergen voluntarily terminates his employment prior to the end of the term of the employment agreement. To provide for the payment of such supplemental pension benefit, the Borrower has purchased a single life annuity contract that insures the payment of such benefit.

        Each of the Borrower and Mr. Goergen has the right to terminate Mr. Goergen's employment at any time. In the event of a termination of Mr. Goergen's employment by reason of Mr. Goergen's death, Mr. Goergen's estate will be entitled to continue to receive Mr. Goergen's then current base salary for a period of twenty-four months and to receive the annual incentive award for the year in which Mr. Goergen's death occurs; Mr. Goergen's spouse will be entitled to continue to participate in certain Borrower benefit plans; and upon the death of both Mr. Goergen and his spouse, the Borrower will, upon the demand of the estate of either Mr. Goergen or his spouse, buy back from such estate up to 7,500,000 shares of the Borrower's common stock within 90 days of such demand at the fair market value thereof (as defined in the employment agreement) or register the public offer and sale by such estate of up to 7,500,000 shares of the Borrower's common stock. In the event of a termination of

Mr. Goergen' s employment by reason of Mr. Goergen's disability, Mr. Goergen will be entitled to: receive disability benefits in accordance with the Borrower's then current disability program; continued payment of Mr. Goergen's then current base salary (less disability benefit payments) through the end of the term of the agreement and for a period of twenty-four months thereafter; payment of the annual incentive award for the year in which Mr. Goergen's disability occurs; continued participation by Mr. Goergen and his spouse in certain benefit plans maintained by the Borrower; continuation of certain perquisites provided for in the employment agreement; full vesting of the supplemental pension benefit described above; and the buyback or registration of up to 7,500,000 shares of the Borrower's common stock upon the death of both Mr. Goergen and his spouse, as described above. In the event of the termination of Mr. Goergen's employment for "Cause" (as defined in the employment agreement), Mr. Goergen will be entitled to payment of his base salary through the date of such termination and any unvested supplemental pension benefit will be forfeited. In the event of a termination of Mr. Goergen's employment without "Cause", or of a "Constructive Termination Without Cause" (as defined in the employment agreement), Mr. Goergen will be entitled to: continued payment of Mr. Goergen's then current base salary through the end of the term of the agreement; payment of the annual incentive award for the year in which Mr. Goergen is terminated; continued participation by Mr. Goergen and his spouse in certain benefit plans maintained by the Borrower; continuation of certain perquisites provided for in the employment agreement; continued provision by the Borrower of office space and secretarial support; the repurchase by the Borrower from Mr. Goergen of 100,000 shares of the Borrower's common stock at the end of each of the next four calendar quarters at fair market value (as defined in the employment agreement); full vesting of the supplemental pension benefit described above; and the buyback or registration of up to 7,500,000 shares of the Borrower's common stock upon the death of both Mr. Goergen and his spouse, as described above. In the event that Mr. Goergen voluntarily terminates his employment prior to the expiration of the employment agreement (other than pursuant to a "Constructive Termination Without Cause") he will be entitled to payment of his base salary through the date of such voluntary termination and any unvested supplemental pension benefit will be forfeited. In the event that Mr. Goergen retires after the expiration of the term of the employment agreement, Mr. Goergen will be entitled to: continued participation by Mr. Goergen and his spouse in certain benefit plans maintained by the Borrower; continuation of certain perquisites provided for in the employment agreement; continued provision by the Borrower of office space and secretarial support; and the buyback or registration of up to 7,500,000 shares of the Borrower's common stock upon the death of both Mr. Goergen and his spouse, as described above.

        In connection with the employment agreement, the Borrower and Mr. Goergen entered into a registration rights agreement relating to the registration of up to 7,500,000 shares of the Borrower's common stock as described above in the event that the Borrower chooses not to purchase such shares upon the death of both Mr. Goergen and his spouse. The Borrower will not be obligated to purchase or register such shares, notwithstanding the death of both Mr. Goergen and his spouse, if the survivor's estate, or his or her beneficiaries, as the case may be, can then sell all of the shares of the Borrower's common stock owned by them without registration.

        The inclusion of the above described employment agreement in this Schedule 5.08 is not an admission or suggestion that, and shall not be deemed or interpreted to imply that, such employment agreement was not entered into in the ordinary course and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

SCHEDULE 5.09(1)

DEBTOR NAME	JURISDICTION	SECURED PARTY	OBLIGATION SECURED	FILING NUMBER	DATE OF FILING	COLLATERAL DESCRIPTION
CBK, Ltd., LLC	TN — Sec'y of State	PNC Bank, National Association (assigned by National Canada Finance Corp. /National Bank of Canada)	Obligations of CBK, Ltd., LLC in connection with all Indebtedness of CBK Ltd., LLC described in Schedule 5.10 and obligations arising in connection with trade letters of credit extended from time, the current total amount of such trade letters of credit being $2,153,953.50.	Orig: 920118170 Amend: 930255867 Amend: 940348056 Amend: 940348057 Amend: 950396230 Contin: 972062783 Amend: 992039716 Amend: 300047866 Amend: 301090190 Contin: 202022212 Assign: 202031283	9/2/92 11/24/93 9/2/94 9/2/94 2/6/95 8/8/97 8/17/99 8/31/00 8/7/01 4/3/02 5/20/02	All assets. (Amendments to update max amt. of indebtedness, names of secured party and debtor)
CBK, Ltd., LLC (Wicker Gallery, a Division of)	TN — Sec'y of State	PNC Bank, National Association (assigned by National Canada Finance Corp./National Bank of Canada)
			Obligations of CBK, Ltd., LLC in connection with all Indebtedness of CBK Ltd., LLC described in Schedule 5.10 and obligations arising in connection with trade letters of credit extended from time, the current total amount of such trade letters of credit being $2,153,953.50.	Orig: 920118171 Amend: 940348060 Amend: 950396234 Contin: 972062781 Contin: 202022220 Assign: 202031279	9/2/92 9/2/94 2/6/95 8/8/97 4/3/02 5/20/02	Reflection of above# 920118170 to catch name of company division. All assets. (Amendments to update names of parties)
CBK, Ltd., LLC (Brass Original, a Division of)	TN — Sec'y of State	PNC Bank, National Association (assigned by National Canada Finance Corp./National Bank of Canada)
			Obligations of CBK, Ltd., LLC in connection with all Indebtedness of CBK Ltd., LLC described in Schedule 5.10 and obligations arising in connection with trade letters of credit extended from time, the current total amount of such trade letters of credit being $2,153,953.50.	Orig: 920118172 Amend: 940348058 Amend: 950396232 Contin: 972062780 Contin: 202022219 Assign: 202031278	9/2/92 9/2/94 2/6/95 8/8/97 4/3/02 5/20/02	Reflection of above# 920118170 to catch name of company division. All assets. (Amendments to update names of parties)
CBK, Ltd., LLC (Pinnacle Lamps, a Division of)	TN — Sec'y of State	PNC Bank, National Association (assigned by National Canada Finance Corp./National Bank of Canada)
			Obligations of CBK, Ltd., LLC described in connection with all Indebtedness of CBK Ltd., LLC in Schedule 5.10 and obligations arising in connection with trade letters of credit extended from time, the current total amount of such trade letters of credit being $2,153,953.50.	Orig: 920118173 Amend: 940348061 Amend: 950396233 Contin: 972062784 Contin: 202022218 Assign: 202031277	9/2/92 9/2/94 2/6/95 8/8/97 4/3/02 5/20/02	Reflection of above# 920118170 to catch name of company division. All assets. (Amendments to update names of parties)
CBK, Ltd., LLC (Frames Unlimited, a Division of)	TN — Sec'y of State	PNC Bank, National Association (assigned by National Canada Finance Corp./National Bank of Canada)
			Obligations of CBK, Ltd., LLC in connection with all Indebtedness of CBK Ltd., LLC described in Schedule 5.10 and obligations arising in connection with trade letters of credit extended from time, the current total amount of such trade letters of credit being $2,153,953.50.	Orig: 920118174 Amend: 940348063 Amend: 950396229 Contin: 972062785 Contin: 202022217 Assign: 202031276	9/2/92 9/2/94 2/6/95 8/8/97 4/3/02 5/20/02	Reflection of above# 920118170 to catch name of company division. All assets. (Amendments to update names of parties)
CBK, Ltd., LLC (Holidays, a Division of)	TN — Sec'y of State	PNC Bank, National Association (assigned by National Canada Finance Corp./National Bank of Canada)
			Obligations of CBK, Ltd., LLC in connection with all Indebtedness of CBK Ltd., LLC described in Schedule 5.10 and obligations arising in connection with trade letters of credit extended from time, the current total amount of such trade letters of credit being $2,153,953.50.	Orig: 920118175 Amend: 940348062 Amend: 950396231 Contin: 972062777 Contin: 202022216 Assign: 202031275	9/2/92 9/2/94 2/6/95 8/8/97 4/3/02 5/20/02	Reflection of above# 920118170 to catch name of company division. All assets. (Amendments to update names of parties)
CBK, Ltd., LLC (Company 2000, Division of)	TN — Sec'y of State	PNC Bank, National Association (assigned by National Canada Finance Corp./National Bank of Canada)
			Obligations of CBK, Ltd., LLC in connection with all Indebtedness of CBK Ltd., LLC described in Schedule 5.10 and obligations arising inconnection with trade letters of credit extended from time, the current total amount of such trade letters of credit being $2,153,953.50.	Orig: 920118176 Amend: 940348059 Amend: 950396226 Contin: 972062779 Contin: 202022215 Assign: 202031284	9/2/92 9/2/94 2/6/95 8/8/97 4/3/02 5/20/02	Reflection of above# 920118170 to catch name of company division. All assets. (Amendments to update names of parties)
CBK, Ltd., LLC	TN — Sec'y of State	PNC Bank, National Association (assigned by National Canada Finance Corp.)
			Obligations of CBK, Ltd., LLC in connection with all Indebtedness of CBK Ltd., LLC described in Schedule 5.10 and obligations arising in connection with trade letters of credit extended from time, the current total amount of such trade letters of credit being $2,153,953.50.	Orig: 920124630 Amend: 930232140 Amend: 950396228 Release: 950442108 Contin: 972062778 Contin: 202022214 Assign: 202031281	9/24/92 9/2/93 2/6/95 6/16/95 8/8/97 4/3/02 5/20/02	Fixtures to real estate ("Parcel 12") owned by Union City Industrial Development Bd.; Amends to debtor's name, legal descrip of RE; partial rel.
CBK, Ltd., LLC	TN—Sec'y of State	PNC Bank, National Association (assigned by National Canada Finance Corp.)
			Obligations of CBK, Ltd., LLC in connection with all Indebtedness of CBK Ltd., LLC described in Schedule 5.10 and obligations arising in connection with trade letters of credit extended from time, the current total amount of such trade letters of credit being $2,153,953.50.	Orig: 920124631 Amend: 930232143 Amend: 950396227 Partial Rel: 950442107 Contin: 972062786 Contin: 202022213 Assign: 202031282	9/24/92 9/8/93 2/6/95 6/16/95 8/8/97 4/3/02 5/20/02	Fixtures to real estate (other portion of "Parcel 12") owned by Union City Industrial Dev. Bd; Amends to debtor's name, legal descrip of RE; partial rel.
CBK, Ltd., LLC	TN—Sec'y of State	PNC Bank, National Association (assigned by National Canada Finance Corp/National Bank of Canada)
			Obligations of CBK, Ltd., LLC in connection with all Indebtedness of CBK Ltd., LLC described in Schedule 5.10 and obligations arising in connection with trade letters of credit extended from time, the current total amount of such trade letters of credit being $2,153,953.50.	Orig: 950396225 Contin: 992056854 Assign: 202021290	2/6/95 12/15/99 4/1/02	All assets, all as is more particularly described in Exhibit A (various)
CBK, Ltd., LLC	TN—Sec'y of State	PNC Bank, National Association (assigned by National Bank of Canada) and First Tennessee Bank National Association, as Trustee (now JP Morgan Trust Company)
			Obligations of CBK, Ltd., LLC in connection with all Indebtedness of CBK Ltd., LLC described in Schedule 5.10 and obligations arising in connection with trade letters of credit extended from time, the current total amount of such trade letters of credit being $2,153,953.50.	Orig: 950442114 Contin: 300024128 Assign: 202021328	6/16/95 4/24/00 4/1/02	Certain shipping center equipment.
CBK, Ltd., LLC	TN—Sec'y of State	PNC Bank, National Association (assigned by National Bank of Canada)
			Obligations of CBK, Ltd., LLC inconnection with all Indebtedness of CBK Ltd., LLC described in Schedule 5.10 and obligations arising in connection with trade letters of credit extended from time, the current total amount of such trade letters of credit being $2,153,953.50.	Orig: 950442115 Contin: 300012308 Assign: 202021330	6/16/95 2/29/00 4/1/02	Union City Series 1995 IDRBs totaling $5.38 million

CBK, Ltd., LLC	TN—Sec'y of State	PNC Bank, National Association (assigned by National Canada Finance Corp/National Bank of Canada)
			Obligations of CBK, Ltd., LLC in connection with all Indebtedness of CBK Ltd., LLC described in Schedule 5.10 and obligations arising in connection with trade letters of credit extended from time, the current total amount of such trade letters of credit being $2,153,953.50.	Orig: 950442117 Contin: 300012310 Assign: 202021329	6/16/95 2/29/00 4/1/02	Land and Improvements, Equipment, etc.
CBK LTD., LLC	TN — Sec'y of State	PNC Bank National Association (assigned by National Canada Finance Corp./National Bank of Canada)
			Obligations of CBK, Ltd., LLC in connection with all Indebtedness of CBK Ltd., LLC described in Schedule 5.10 and obligations arising in connection with trade letters of credit extended from time, the current total amount of such trade letters of credit being $2,153,953.50.	Orig: 302033780 Assign: 102036143	6/14/02 7/15/02	Incorporation by reference of Obion County, TN liens 5007 and 5148 (see below)
CBK, Ltd., LLC	TN — Obion County	PNC Bank, National Association (assigned by National Canada Finance Corp./National Bank of Canada;
			Obligations of CBK, Ltd., LLC in connection with all Indebtedness of CBK Ltd., LLC described in Schedule 5.10 and obligations arising in connection with trade letters of credit extended from time, the current total amount of such trade letters of credit being $2,153,953.50.	Orig: 79517 Assign: 4702 Assign: 5028 Amend: 8272 Amend: 12088 Release: 13337 Contin: 23047 Assign: 367	11/1/88 7/29/92 9/9/92 9/1/93 2/6/95 6/16/95 9/28/98 4/15/02	Fixtures to real estate ("Parcel 12") owned by Union City Industrial Development Bd., inventory and accounts receivable; Amends to debtor's name, legal descrip of RE; partial rel.
CBK, Ltd., LLC	TN — Obion County	National Canada Finance Corp./National Bank of Canada	Obligations of CBK, Ltd., LLC in connection with all	Orig: 5007 Amend: 01919 Amend: 12086 Release: 13336 Contin: 19522 Contin: 857	9/4/92 9/1/94 2/6/95 6/16/95 8/12/97 4/8/02
Inventory, Accounts Receivable, Equipment, Intangibles, etc. Indebtedness of CBK Ltd., LLC described in Schedule 5.10 and obligations arising in connection with trade letters of credit extended from time, the current total amount of such trade letters of credit being $2,153,953.50.
CBK, Ltd., LLC	TN — Obion County	National Canada Finance Corp./National Bank of Canada
			Obligations of CBK, Ltd., LLC in connection with all Indebtedness of CBK Ltd., LLC described in Schedule 5.10 and obligations arising in connection with trade letters of credit extended from time, the current total amount of such trade letters of credit being $2,153,953.50.	Orig: 5148 (correct placement) Amend: 8279 Amend: 12087 Release: 13338 Contin: 19521	9/24/92 9/1/93 2/6/95 8/21/97 6/16/95	Fixtures, Accounts Receivable and Inventory

1
In addition to the above listed Liens, various lessors have filed UCC "notification" financing statements in connection with operating teases entered into between such lessors and one or more of the subsidiaries of the Borrower. Because such financing statements relate to operating leases, they are not Liens and, so, are not listed herein.

Liens securing (1) Indebtedness of Foreign Subsidiaries described in Schedule 5.10 and (ii) capitalized leases are not listed herein as such Liens are subject to the exceptions set forth in Sections 5.09(e) and 5.09(f) of the Credit Agreement to which this Schedule 5.09 is attached.

Schedule 5.10

Borrower	Financial Institution	Facility Type*	Amount	Maturity
CBK, Ltd., LLC	PNC Bank	Revolving line of credit	$23,000,000	July 2003
CBK, Ltd., LLC	Industrial Development Board of the City of Union City, Tennessee; J.P. Morgan Trust Company (Trustee)	Industrial Revenue Bonds (Note that there is a related letter of credit in the amount of $4,909,136.99 issued by National Bank of Canada for which CBK, Ltd., LLC is the obligor.)	$4,820,000	January 2025
Colony Gifts Corporation, Ltd.	Barclays Bank	Revolving line of credit	GBP 15,000,000	June 2003
Colony Gifts Corporation, Ltd.	Barclays Mercantile Business Finance Ltd.	Equipment financing facility	GBP 1,500,000	June 2003
Gies Kerzen GmbH	S&E Banken	Revolving line of credit	Eur 5,600,000	June 2003 (Renewed Annually)
Gies Kerzen GmbH	Hamburische Landesbank	Revolving line of credit	Eur 3,000,000	June 2003 (Renewed Annually)
Gies Kerzen GmbH	Landesbank Kiel	Revolving line of credit	Eur 3,000,000	June 2003 (Renewed Annually)
Gies Kerzen GmbH	Vereins Und Westbank	Revolving line of credit	Eur 3,000,000	June 2003 (Renewed Annually)
Liljeholmens Stearinfabriks AB	Skandinaviska Enskilda Banken	Revolving line of credit	SEK 60,000,000	December 2002
Promol SA	Caixa Geral De Depositos	Revolving line of credit	Eur 3,250,000	December 2002 (Renewed Semi-annually)
Promol SA	Banco Portugues De Inestimento	Revolving line of credit	Eur 2,500,000	December 2002 (Renewed Semi-annually)
Promol SA	Banco Commercial Portugues	Revolving line of credit	Eur 3,750,000	December 2002 (Renewed Semi-annually)
Promol SA	Banco Santander	Revolving line of credit	Eur 1,250,000	December 2002 (Renewed Semi-annually)
J. Becker & Co. AG	Thurgauer Kantonalbank	Revolving line of credit	CHF 1,555,000	December 2002

J. Becker & Co. AG	UBS	Revolving line of credit	CHF 3,000,000	December 2002
ASP-Homblad A/S	Den Danske Bank	Revolving line of credit	DKK 32,000,000	December 2002

*
One or more of the listed facilities may be guaranteed by other subsidiaries of the Borrower.

Schedule 5.11

Investments

        Blyth, Inc. holds a 50% interest in Auschar Polyco Ltd., an Australian Corporation.

EXHIBIT A

NOTE

New York, New York
, 2002

        For value received, Blyth, Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of                                    (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made (i) if in Dollars, in lawful money of the United States in Federal or other immediately available funds at the office of JPMorgan Chase Bank, 270 Park Avenue, New York, New York 10017 or (ii) if in an Alternative Currency, in such funds as may then be customary for the settlement of international transactions in such Alternative Currency at the place specified for payment thereof pursuant to the Credit Agreement.

        All Loans made by the Bank, the respective types thereof and, in the case of Alternative Currency Loans, the currency thereof, and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

        This note is one of the Notes referred to in the Credit Agreement dated as of August 5, 2002 among the Borrower, the banks listed on the signature pages thereof, JPMorgan Chase Bank, as Administrative Agent, Bank of America, N.A. and LaSalle Bank, National Association, as Co-Syndication Agents, and Fleet National Bank and Wachovia Bank, National Association, as Co-Documentation Agents (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meaning

        Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

BLYTH, INC.
By:	Name: Title:

Note (cont'd)

LOANS AND PAYMENTS OF PRINCIPAL

Date	Currency of Loan	Amount of Loan	Type of Loan	Principal Repaid	Notation Made By

EXHIBIT B

FORM OF NOTICE OF COMMITTED BORROWING

        [Date]

To:    JPMorgan Chase Bank, as Administrative Agent

From:    Blyth, Inc. (the "Borrower")

Re:	Credit Agreement (as the same may be amended from time to time, the "Credit Agreement") dated as of , 2002 among the Borrower, the Banks party thereto, JPMorgan Chase Bank, as Administrative Agent, Bank of America, N.A. and LaSalle Bank, National Association, as Co-Syndication Agents, and Fleet National Bank and Wachovia Bank, National Association, as Co-Documentation Agents

        We hereby give irrevocably give notice pursuant to Section 2.02 of the Credit Agreement of the Committed Borrowing specified below:

        1.    The [Domestic Business Day][Euro-Currency Business Day] of the proposed Borrowing is [Date].

        2.    The aggregate amount of the proposed Borrowing is [specify currency and amount in such currency].

        3.    The Loans comprising such Borrowing are to be [Swingline Loans] [Syndicated Loans].

        [4. The Loans comprising such Borrowing are to bear interest initially at [the Base Rate][a Euro-Currency Rate][other mutually agreed rate for Swingline Loan].]

        [5. The duration of the initial Interest Period applicable thereto is [specify duration].]

        Terms used herein have the meanings assigned to them in the Credit Agreement.

BLYTH, INC.
By:
Name: Title:

B-1

EXHIBIT C

FORM OF COMPETITIVE BID QUOTE REQUEST

          [Date]

To:	JPMorgan Chase Bank, as Administrative Agent
From:	Blyth, Inc. (the "Borrower")
Re:
Credit Agreement (as the same may be amended from time to time, the "Credit Agreement") dated as of , 2002 among the Borrower, the Banks party thereto, JPMorgan Chase Bank, as Administrative Agent, Bank of America, N.A. and LaSalle Bank, National Association, as Co-Syndication Agents, and Fleet National Bank and Wachovia Bank, National Association, as Co-Documentation Agents

        We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Competitive Bid Quotes for the following proposed Competitive Bid Borrowing(s):

Date of Borrowing:

Currency	Principal Amount*	Interest Period**

        Such Competitive Bid Quotes should offer a Competitive Bid [Margin] [Absolute Rate]. [The applicable base rate is the Adjusted LIBO Rate.]

*
Dollar Amount must be not less than $2,000,000.

**
Not less than one month (LIBOR Auction) or not less than 7 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

C-1

        Terms used herein have the meanings assigned to them in the Credit Agreement.

BLYTH, INC.
By:
Name: Title:

C-2

EXHIBIT D

FORM OF INVITATION FOR COMPETITIVE BED QUOTES

To:    [Name of Bank]

Re:	Invitation for Competitive Bid Quotes to Blyth, Inc. (the "Borrower")

        Pursuant to Section 2.03 of the Credit Agreement dated as of                    , 2002 (as amended through the date hereof, the "Credit Agreement") among the Borrower, the Banks party thereto, JPMorgan Chase Bank, as Administrative Agent, Bank of America, N.A. and LaSalle Bank, National Association, as Co-Syndication Agents, and Fleet National Bank and Wachovia Bank, National Association, as Co-Documentation Agents, we are pleased on behalf of the Borrower to invite you to submit Quotes to the Borrower for the following proposed Competitive Bid Borrowing(s):

        Date of Borrowing:

Currency	Principal Amount*	Interest Period**

        Such Competitive Quotes should offer a Competitive Bid [Margin] [Absolute Rate]. [The applicable base rate is the Adjusted LIBO Rate.]

        Please respond to this invitation by no later than 10:30 A.M. (New York City time) on [date].

*
Dollar Amount must be not less than $2,000,000.

**
Not less than one month (LIBOR Auction) or not less than 7 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

        Terms used herein have the meanings assigned to them in the Credit Agreement.

JPMORGAN CHASE BANK, as Administrative Agent
By:
Authorized Officer

D-1

EXHIBIT E

FORM OF COMPETITIVE BID QUOTE

To:    JPMorgan Chase Bank, as Administrative Agent

Re:    Competitive Bid Quote to Blyth, Inc. (the "Borrower")

        In response to your invitation on behalf of the Borrower dated                            ,               , we hereby make the following Competitive Bid Quote on the following terms:

  1.
  Quoting Bank:

  2.
  Person to contact at Quoting Bank:

  3.
  Date of Borrowing:

  4.
  We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Currency	Principal Amount**	Interest Period***	[Margin****]	Competitive Bid Absolute Rate*****]

  [provided, that the aggregate principal amount of Competitive Bid Loans for which the above offers may be accepted shall not exceed                     .]2

        *      As specified in the related Invitation.

        **    Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Each bid must be made for a Dollar Amount not less than $2,000,000.

        ***  Not less than one month or not less than 7 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

        ****Margin over or under the Adjusted LIBO Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/1,000th of 1%) and specify whether "PLUS" or "MINUS".

        *****Specify rate of interest per annum (to the nearest 1/1,000th of 1%).

        We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of                            , 2002 (as amended through the date hereof, the "Credit Agreement") among Blyth, Inc., the Banks party thereto, JPMorgan Chase Bank, as Administrative Agent, Bank of America, N.A. and LaSalle Bank, National Association, as Co-Syndication Agents, and Fleet National Bank and Wachovia Bank, National Association, as Co-Documentation Agents, irrevocably obligate(s) us to make the Competitive Bid

E-1

Loan(s) for which any offer(s) are accepted, in whole or in part. Terms used herein have the meanings assigned to them in the Credit Agreement.

Very truly yours,
[NAME OF BANK]
Dated:	By:
Authorized Officer

E-2

EXHIBIT F-1

OPINION OF COUNSEL FOR THE BORROWER

              , 2002

To the Banks and Agents
Referred to below
c/o JPMorgan Chase Bank,
as Administrative Agent
270 Park Avenue
New York, New York 10017

Re:	Credit Agreement dated as of August 5, 2002, (the "Credit Agreement") among Blyth, Inc. (the "Borrower"), the banks named therein (the "Banks"), JPMorgan Chase Bank, as Administrative Agent, Bank of America, N.A. and LaSalle Bank, National Association, as Co-Syndication Agents, and Fleet National Bank and Wachovia Bank, National Association, as Co-Documentation Agents (such Administrative Agent, Co-Syndication Agents, and Documentation Agents are sometimes collectively referred to below as the "Agents")

Ladies and Gentlemen:

        This opinion is furnished to you pursuant to Section 3.01(b) of the Credit Agreement referred to above. Capitalized terms used herein which are defined in the Credit Agreement shall have the respective meanings given such terms in the Credit Agreement unless otherwise defined herein.

        We have represented the Borrower in connection with the preparation, execution and delivery of the Credit Agreement and the Notes (as defined below).

        In rendering the opinions set forth herein, we have examined executed copies or photocopies of (i) the Credit Agreement and (ii) the Notes executed and delivered by the Borrower pursuant to Section 3.01 (a) of the Credit Agreement (such Notes are referred to herein as the "Notes" and the Notes and the Credit Agreement are collectively referred to herein as the "Loan Documents"). In addition, we have examined and are familiar with originals, or copies certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation and By-laws of the Borrower, as in effect on the date hereof and (ii) such other records, documents, certificates and other instruments as in our judgment are necessary or appropriate as a basis for the opinions expressed below.

        In our examination, we have assumed the genuineness of all signatures (other than those of the officer(s) of the Borrower signed in our presence), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic, conformed, electronic or telecopied copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon (i) statements and representations of officers and/or other representatives of the Borrower and (ii) as to the matters addressed therein, certificates or correspondence of public officials. As to matters of fact (as opposed to legal conclusions), we have assumed the accuracy of all representations and warranties of the Borrower in the Loan Documents. We also have assumed (i) the valid authorization, execution and delivery of the Credit Agreement by each party thereto other than the Borrower and that each such party has the power and authority to execute, deliver and perform the Credit Agreement and has obtained all necessary licenses, approvals, authorizations and the like in connection with same, (ii) that the execution, delivery and performance of the Credit Agreement by any such party do not violate the constitutive documents of any such party or any law, rule, regulation, order, judgment, decree or ruling applicable to any such party or any

F-1-1

agreement or instrument to which any such party is a party or otherwise bound, (iii) that the Credit Agreement is the legal, valid and binding obligation of all such parties, enforceable against each such party in accordance with its terms, and (iv) the Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware. The phrases "best of our knowledge" or "to our knowledge" (or similar phrases) as used herein mean to the actual knowledge of the individual attorneys in the firm who have participated directly in the negotiation of the Loan Documents. We have made no special or independent investigation or review of any such matters.

        Based upon the foregoing, and in reliance thereon, and subject to the qualifications, assumptions and exceptions set forth in this opinion letter, we are of the opinion that:

        1.    The Borrower has the requisite corporate power and authority to authorize borrowing under the Credit Agreement and to authorize its execution, delivery and performance of the Credit Agreement and the Notes. Each of the Credit Agreement and the Notes has been duly executed and delivered by the Borrower.

        2.    The Borrower has taken all necessary corporate action to execute, deliver and perform the Loan Documents and to borrow under the Credit Agreement. Each of the Loan Documents has been duly executed and delivered by the Borrower.

        3.    Each of the Loan Documents (assuming, in the case of the Notes, execution and delivery thereof for value) constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower, in accordance with its terms.

        4.    No license, approval or authorization of, exemption by, or registration or declaration (collectively, "Filings") with, any New York, United States Federal or Delaware governmental body is required to be made or obtained by the Borrower in connection with the execution, delivery or performance by the Borrower, or the validity or enforceability against the Borrower, of the Loan Documents.

        5.    The execution, delivery and performance by the Borrower of the Loan Documents (a) will not violate (i) any provision of any existing New York, United States Federal or Delaware law or regulation, (ii) the Certificate of Incorporation or By-laws of the Borrower or (iii) to our knowledge, any judgment, order, decree or award of any court, arbitrator or governmental body binding on the Borrower or, to our knowledge, any mortgage, indenture, security agreement, contract or other agreement or instrument to which the Borrower is a party or that is binding upon it or any of its properties or assets, and (b) to our knowledge, will not result in the imposition or creation of any Lien on any properties or assets of the Borrower pursuant to the provisions of any such mortgage, indenture, security agreement, contract or other agreement or instrument.

        6.    The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

        Our opinions set forth in paragraph 3 above are (in addition to any other applicable limitations set forth herein) limited by the matters referred to in the following clauses (1) through (3):

        (1)  Applicable bankruptcy, receivership, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of the rights and remedies of creditors and/or parties to contracts generally (including, without limitation, such as may deny giving effect to waivers of rights of debtors and imposition of penalties); and such duties and standards as are or may be imposed on creditors and/or parties to contracts generally including, without limitation, good faith, materiality, reasonableness and fair dealing.

        (2)  General principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and the exercise of equitable powers by a court of competent

F-1-2

jurisdiction. In addition, no opinion is given herein as to any specific or equitable relief of any kind or as to the availability of equitable remedies.

        (3)  Law and public policy governing provisions of any of the Loan Documents with respect to contribution, reimbursement, indemnification or the like or prospectively releasing a party with respect to any liability or claim.

        In addition, we express no opinion hereunder with respect to: (1) provisions of any of the Loan Documents which (a) purport to confer subject matter jurisdiction on any court; (b) the last sentence of Section 9.04 of the Credit Agreement (or any other provisions of the Credit Agreement which grants participants rights of set-off, counterclaims or other applicable rights); (c) provide for a higher rate of interest after the occurrence of a default or for a prepayment premium to the extent such premium or higher rate of interest is held to be a penalty or otherwise unreasonable; (d) waive objections to venue or service of process or waive any claims of forum non-conveniens or the right to bring counterclaim or cross-claim; (e) provide that the delay in exercising or the failure to exercise rights or remedies will not operate as a waiver of any such right or remedy; (f) indemnify a Person against liability for (or release a party for liability for) its own wrongful or negligent acts or omissions where such indemnification (or release) is against public policy or contrary to applicable laws (g) require that amendments, waivers or other modifications only be in writing; or (h) purport to establish (or may be construed to establish) evidentiary standards or grant the right to a Person to determine the amount of compensation (or the like) another party owes under the Credit Agreement; (2) the validity, binding nature or enforceability of remedies, and/or of so called "make-whole", funding loss or indemnification payments, to the extent such remedies, and/or payments, would have the effect of compensating the party entitled to the benefits thereof in amounts in excess of actual loss suffered by such party and/or in excess of a reasonable amount determined by any court or other tribunal; (3) the enforceability of any provision requiring the payment of attorneys' fees, except to the extent that a court determines such fees to be reasonable; and (4) the validity, binding nature or enforceability of any waivers or consents relating to the rights or defenses of any party or duties owing to it which exist as a matter of law to the extent such waivers or consents may be held to be contrary to public policy or otherwise ineffective pursuant to applicable law.

        We also call to your attention that effective enforcement of a claim denominated in a foreign currency may be limited by requirements that the claim (or judgment in respect of such claim) be converted into United States Dollars at a rate of exchange prevailing on a specified date. We express no opinion as to whether a federal or state court would award a judgment in currency other than United States Dollars and we express no opinion as to the validity, binding nature or enforceability of Section 2.20 of the Credit Agreement to the extent it requires the Borrower to indemnify any other party against loss in obtaining the currency due under the Credit Agreement for a court judgment in another currency.

        We do not express, or purport to express, any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York, the Federal laws of the United States of America (but including only those laws which, in our experience, are normally applicable to transactions of the type provided for in the Loan Documents) and the Delaware General Corporation Law (and our opinion in paragraph no. 4 above with respect to Filings with Delaware governmental bodies covers only Filings required under the Delaware General Corporation Law).

        The opinions set forth herein are limited to those expressly set forth herein and no other opinions shall be implied. The opinions given herein are provided pursuant to Section 3.01(b) of the Credit Agreement and in connection with the transactions contemplated thereby, and this letter and the opinions given herein should not and may not, unless otherwise specifically agreed to in writing by a member of this firm, be relied upon for any other purpose or by any Person other than the addressees hereof and their permitted assigns. Except with our prior written consent, this opinion is not to be

F-1-3

used, circulated, quoted or otherwise referred to in connection with any transaction other than those contemplated by the Loan Documents. This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter occur or come to our attention or any changes in law which may hereafter occur.

Very truly yours,
FINN DIXON & HERLING LLP

F-1-4

EXHIBIT F-2

                            , 2002

To the Banks and the Agents
Referred to Below
c/o JPMorgan Chase Bank, as Administrative Agent
270 Park Avenue
New York, New York 10017

Re:
Credit Agreement dated as of August 5, 2002, among Blyth, Inc., the banks named therein (the "Banks"), JPMorgan Chase Bank, as Administrative Agent, Bank of America, N.A. and LaSalle Bank, National Association, as Co-Syndication Agents, and Fleet National Bank and Wachovia Bank, National Administration, as Co-Documentation Agents (such Administrative Agent, Co-Syndication Agents and Documentation Agents are sometimes collectively referred to below as the "Agents")

Ladies and Gentlemen:

        I am the Vice President and General Counsel of Blyth, Inc. (the "Borrower") and am rendering the opinions contained herein in connection with the Credit Agreement (the "Credit Agreement"), dated as of the date hereof among the Borrower, the Banks, and the Agents. Terms defined in the Credit Agreement are used herein as defined therein.

        In rendering the opinions expressed below, I have examined the originals or copies of such corporate and stockholder records, agreements and instruments of the Borrower, certificates of public officials and of officers of the Borrower and such other documents and papers I have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, as I have assumed the genuineness of all signatures, the authenticity of documents submitted to me as originals and the conformity to the original documents of all documents submitted to me as copies.

F-2-1

        Based upon the foregoing and subject to the qualifications set forth below, and having due regard for such legal consideration as I have deemed relevant, I am of the opinion that:

        1.    The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

        2.    The Borrower has all corporate power required to own its properties and conduct its business as now conducted.

        3.    To the best of my knowledge after due inquiry, except as set forth in the Borrower's Form 10-K for the fiscal year ended January 31, 2002 and/or the Borrower's Form 10-Q for the fiscal quarter ended April 3 0, 2002, there are no actions, suits or proceedings pending or threatened against or affecting the Borrower or any Subsidiary or any of their respective properties in any court or before any arbitrator of any kind or before or by any governmental body, except actions, suits or proceedings of the character normally incident to the kind of business conducted by the Borrower and its Subsidiaries that (a) would not materially impair the right or ability of the Borrower or any Subsidiary to carry on its business substantially as now conducted and (b) would not have a material adverse effect on the consolidated financial condition of the Borrower and its Subsidiaries, and there are no actions, suits or proceedings pending or threatened that relate to or which in any manner draw into question the validity of any of the transactions contemplated by the Credit Agreement.

        This opinion is limited in all respects to the facts and law existing on the date hereof and, by rendering my opinion, I do not undertake to advise you of any changes in such facts or law which may occur after the date hereof This opinion has been rendered solely to you for your use in connection with the Credit Agreement. No other person or entity shall be entitled to rely hereon without my prior written consent.

                      Very truly yours,

F-2-2

EXHIBIT G

OPINION OF DAVIS POLK & WARDWELL,
SPECIAL COUNSEL FOR THE ADMINISTRATIVE AGENT

              August 5, 2002

To the Banks and Agents
    Referred to Below
c/o JPMorgan Chase Bank,
    as Administrative Agent
    270 Park Avenue
    New York, New York 10017

Dear Sirs:

        We have participated in the preparation of the Credit Agreement dated as of August 5, 2002 (the "Credit Agreement") among Blyth, Inc., a Delaware corporation (the "Borrower"), the Banks party thereto, Bank of America, N.A. and LaSalle Bank, National Association, as Co-Syndication Agents, Fleet National Bank and Wachovia Bank, National Association, as Co-Documentation Agents and JPMorgan Chase Bank, as Administrative Agent (the "Administrative Agent"), and have acted as special counsel for the Administrative Agent for the purpose of rendering this opinion pursuant to Section 3.01(c) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

        Upon the basis of the foregoing, we are of the opinion that:

        1.    The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

        2.    The Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note issued thereunder today constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and general principles of equity.

        We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

G-1

        This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.

                      Very truly yours,

G-2

EXHIBIT H

ASSIGNMENT AND ASSUMPTION AGREEMENT

        AGREEMENT dated as of                            , 20    among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), [BLYTH, INC. (the "Borrower") and JPMORGAN CHASE BANK, as Administrative Agent under the Credit Agreement (as defined below).]

W I T N E S S E T H

        WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of                         2002 among the Borrower, the Assignor and the other Banks party thereto, as Banks, and the Agents party thereto (as amended through the date hereof, the "Credit Agreement");

        WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower and participate in Letters of Credit in an aggregate Dollar Amount at any time outstanding not to exceed $        000,000;

        WHEREAS, Syndicated Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate Dollar Amount of $                  are outstanding at the date hereof;

        WHEREAS, Letters of Credit with a total amount available for drawing thereunder of $                  are outstanding at the date hereof; and

        WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement and the other Loan Documents in respect of [all] [a portion] of its Commitment thereunder in an amount equal to $                  (the "Assigned Amount"), together with a corresponding portion of its outstanding Syndicated Loans and Letter of Credit Liabilities, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

        Section 1.    Definitions.    All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

        Section 2.    Assignment.    The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement and the other Loan Documents to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Syndicated Loans made by, and Letter of Credit Liabilities of, the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, [the Borrower and the Administrative Agent] and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

        Section 3.    Payments.    As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.* It is understood that facility and Letter of Credit fees accrued to the date hereof in respect of the Assigned Amount are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

        [Section 4.    Consents.    This Agreement is conditioned upon the consent of the Borrower and the Administrative Agent pursuant to Section 9.06(c)) of the Credit Agreement. The execution of this Agreement by the Borrower and the Administrative Agent is evidence of this consent. Pursuant to Section 9.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

        Section 5.    Non-reliance on Assignor.    The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition or statements of the Borrower or any of its Subsidiaries, or the validity and enforceability of the obligations of the Borrower or any of its Subsidiaries in respect of any Loan Document. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower and its Subsidiaries.

        Section 6.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        Section 7.    Counterparts.    This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        * Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:	Name: Title:

[ASSIGNEE]

By:	Name: Title:

[BLYTH, INC.]*

By:	Name: Title:

[JPMORGAN CHASE BANK, as Administrative Agent]*

By:	Name: Title:

*
Only if consent is required under Section 9,06(c) of the Credit Agreement.

EXHIBIT I

EXTENSION AGREEMENT

JPMorgan Chase Bank,
    as Administrative Agent
    under the Credit Agreement
    referred to below
[Address]

Gentlemen:

        The undersigned hereby agree to extend, effective [Extension Date], the Termination Date under the Credit Agreement dated as of                        2002 among Blyth, Inc., the Banks parties thereto and JPMorgan Chase Bank, as Administrative Agent, Bank of America, N.A. and LaSalle Bank, National Association, as Co-Syndication Agents, and Fleet National Bank and Wachovia Bank, National Association, as Co-Documentation Agents (as amended through the date hereof, the "Credit Agreement") for one year to [date to which the Termination Date is extended]. Terms defined in the Credit Agreement are used herein as therein defined.

        This Extension Agreement shall be construed in accordance with and governed by the law of the State of New York.

[NAME OF BANK]

By:	Name: Title:
Agreed and accepted:

BLYTH, INC.

By:	Name: Title:

JPMORGAN CHASE BANK, as Administrative Agent

By:	Name: Title:

EXHIBIT J

FORM OF COMPLIANCE CERTIFICATE

        [Date]

To:    The Banks

From:    Blyth, Inc. (the "Borrower")

Re:	Credit Agreement (as the same may be amended from time to time, the "Credit Agreement") dated as of , 2002 among the Borrower, the Banks party thereto, JPMorgan Chase Bank, as Administrative Agent, Bank of America, N.A. and LaSalle Bank, National Association, as Co-Syndication Agents, and Fleet National Bank and Wachovia Bank, National Association, as Co-Documentation Agents

        I, [Name], am a Senior Financial Officer of the Borrower and hereby certify, on behalf of the Borrower, pursuant to Section 5.01(c) of the Credit Agreement in connection with the delivery of the [describe financial statements, including date of financial statements] as follows:

            1.    Set forth on Schedule I hereto is information and calculations establishing that the Borrower was in compliance with the requirements of Sections 5.09 to 5.13, inclusive, on [Date of financial statements], together with the Leverage Ratio and the Adjusted Consolidated Net Worth as of [Date of financial statements].

            2.    [No Default exists on the date hereof.] [The following are the only Default(s) existing on the date hereof: [set forth details of Default(s)]. The Borrower proposes to [describe actions proposed to be taken with respect to Default(s)].]

        Terms used herein have the meanings assigned to them in the Credit Agreement.

BLYTH, INC.

By:	Name: Title:

J-1

QuickLinks

  Exhibit 10.8
TABLE OF CONTENTS
CREDIT AGREEMENT
ARTICLE I Definitions
ARTICLE 2 The Credits
ARTICLE 3 Conditions
ARTICLE 4 Representations and Warranties
ARTICLE 5 Covenants
ARTICLE 6 DEFAULTS
ARTICLE 7 The Agents
ARTICLE 8 Change in Circumstances
ARTICLE 9 MISCELLANEOUS
PRICING SCHEDULE
Schedule 2.16
Schedule 5.08
Schedule 5.10
Schedule 5.11 Investments
  EXHIBIT A
NOTE
LOANS AND PAYMENTS OF PRINCIPAL
  EXHIBIT B
FORM OF NOTICE OF COMMITTED BORROWING
  EXHIBIT C
FORM OF COMPETITIVE BID QUOTE REQUEST
  EXHIBIT D
FORM OF INVITATION FOR COMPETITIVE BED QUOTES
  EXHIBIT E
FORM OF COMPETITIVE BID QUOTE
  EXHIBIT F-1
OPINION OF COUNSEL FOR THE BORROWER
  EXHIBIT F-2
  EXHIBIT G
OPINION OF DAVIS POLK & WARDWELL, SPECIAL COUNSEL FOR THE ADMINISTRATIVE AGENT
  EXHIBIT H
ASSIGNMENT AND ASSUMPTION AGREEMENT
  EXHIBIT I
EXTENSION AGREEMENT
  EXHIBIT J
FORM OF COMPLIANCE CERTIFICATE